The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Filed Pursuant to Rule 424(b)(2)
Registration No. 333-275890
Subject to Completion
Preliminary Prospectus Supplement, dated August 17, 2026
PRELIMINARY PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED DECEMBER 5, 2023)
$
Corebridge Financial, Inc.
% Senior Notes due 20
Corebridge Financial, Inc. (the “Issuer” or “Corebridge”) is offering $             aggregate principal amount of its              % senior notes due                  (the “Notes”).
The Notes will bear interest at the rate of        % per annum, and are payable semi-annually in arrears on             and              of each year, commencing on            , 2027. The Notes will mature on               .
The Notes will be the Issuer’s senior unsecured obligations and will rank equally in right of payment with all of the Issuer’s other existing and future senior indebtedness. The Issuer does not intend to apply for listing of the Notes on any securities exchange or for inclusion of the Notes in any automated quotation system.
The Issuer may redeem some or all of the Notes from time to time and at any time at the redemption prices described under the caption “Description of Notes—Optional Redemption.”
The Issuer expects that, following the closing of the previously announced Proposed Transaction (as defined herein) with Equitable Holdings, Inc. (“Equitable”), the Notes will be made structurally pari passu with the outstanding debt of Equitable.
Investing in the Notes involves risks, including with respect to the matters noted above. See the sections entitled “Risk Factors” beginning on page S-14 of this prospectus supplement and beginning on page 10 of the accompanying prospectus and in the documents incorporated by reference herein.
Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note	Total
Initial Public Offering Price(1)%		$
Underwriting Discount	%	$
__________________
(1)Plus accrued interest from             , 2026, if any.
The underwriters expect to deliver the Notes to investors in book-entry form through The Depository Trust Company (“DTC”) and its participants, including Clearstream Banking, société anonyme (“Clearstream”), and Euroclear Bank S.A./N.V. (“Euroclear”), on or about           , 2026.

BofA Securities	BNP PARIBAS	Citigroup

J.P. Morgan	RBC Capital Markets	Wells Fargo Securities
The date of this prospectus supplement is                      , 2026.

TABLE OF CONTENTS
Prospectus Supplement
Prospectus
S-i

The Issuer has not and the underwriters have not, authorized anyone to provide you with information different from, or in addition to, that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus that we prepare or distribute. The Issuer and the underwriters take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you.
This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the Notes offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which it is unlawful to make such offer or solicitation. The information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein or therein or any free writing prospectus prepared by the Issuer is only accurate as of the date of the document containing such information, regardless of the time of delivery of this prospectus supplement and any sale of the Notes.
S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT
As used in this prospectus supplement, the terms “we,” “us,” “our” and the “Company” mean Corebridge Financial, Inc. and its consolidated subsidiaries, unless the context refers only to Corebridge Financial, Inc. (which we refer to as “Corebridge” or the “Issuer”) as a corporate entity.
This document has two parts, a prospectus supplement and an accompanying prospectus dated December 5, 2023. This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the SEC utilizing a “shelf” registration process.
The accompanying prospectus provides you with a general description of certain securities of the Company, some of which may not apply to this offering. This prospectus supplement, which describes certain matters relating to us and the specific terms of this offering of the Notes, adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference therein and herein. Any statement that we make in the accompanying prospectus will be deemed modified or superseded by any inconsistent statement made by us in this prospectus supplement. Terms used in this prospectus supplement that are otherwise not defined have the meanings given to them in the accompanying prospectus.
The rules of the SEC allow us to incorporate by reference information into this prospectus supplement. This information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC, to the extent incorporated by reference, will automatically update and supersede this information. See “Incorporation by Reference.” You should read both this prospectus supplement and the accompanying prospectus together with the additional information incorporated by reference herein and therein, including all documents described under the headings “Incorporation by Reference” and “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus before investing in the Notes.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS AND INFORMATION
This prospectus supplement, the accompanying prospectus and the documents incorporated or deemed to be incorporated by reference herein and therein contain forward-looking statements and cautionary statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of terms such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “seeks,” “aims,” “projects,” “is optimistic,” “intends,” “targets,” “plans,” “estimates,” “anticipates” or other comparable terms. Forward-looking statements include, without limitation, all matters that are not historical facts. They appear in a number of places throughout this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein and include, without limitation, statements regarding our intentions, beliefs, assumptions or current plans and expectations concerning, among other things, financial position and future financial condition; results of operations; expected operating and non-operating relationships; ability to meet debt service obligations and financing plans; statements about the potential repurchases of shares of common stock; product sales; distribution channels; retention of business; investment yields and spreads; investment portfolio and ability to manage asset-liability cash flows; financial goals and targets; prospects; growth strategies or expectations; laws and regulations; customer retention; the outcome (by judgment or settlement) and costs of legal, administrative or regulatory proceedings, investigations or inspections, including, without limitation, collective, representative or class action litigation; geopolitical events; and the impact of prevailing capital markets and economic conditions.
This prospectus supplement also includes forward-looking statements about the Proposed Transaction between the Company and Equitable. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. Key factors include, among others, the expectation that, following the closing of the Proposed Transaction, the Notes will be made structurally pari passu with the outstanding debt of Equitable; the ability to repurchase shares (if Corebridge decides to do so) within the expected timing or at all; the ability to complete the Proposed Transaction on the timeframe or on the terms currently anticipated or at all, including due to a failure to obtain requisite stock exchange, regulatory, governmental or other approvals; risks related to difficulties, inabilities or delays in integrating the parties’ businesses; the ability to realize the anticipated benefits of the Proposed Transaction, including estimated run-rate expense synergies and projected cost savings at the times, and to the extent, anticipated, as well as expected operating earnings and cash flow generation; the occurrence of any event, change or other circumstance that could give rise to the right of either or both parties to terminate the Merger Agreement (as defined below); the potential impact of the announcement or consummation of the Proposed Transaction on the Company or Equitable’s stock price and on their respective business, contractual and operational relationships (including with regulatory bodies, employees, suppliers, clients and competitors); risks related to business disruptions from the Proposed Transaction that may harm the business or current plans and operations of either or both parties, including diversion of management time from ongoing business operations; the risk that the Proposed Transaction and its announcement could have an adverse effect on the ability of either or both parties to hire and retain key personnel; the parties’ ability to raise debt on favorable terms or at all; the outcome of any legal proceedings that may be instituted against the Company, Equitable, their new parent company or their respective directors; restrictions on the conduct of the Company and Equitable’s respective businesses prior to the closing of the Proposed Transaction and on each of their ability to pursue alternatives to the Proposed Transaction; the possibility that the Proposed Transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events, or unforeseen or unknown liabilities; the deterioration of economic conditions; geopolitical tensions; the potential impact of a downgrade in the Company or Equitable’s Insurer Financial Strength (“IFS”) ratings or credit ratings or of the new parent company of the Company and Equitable following completion of the Proposed Transaction; other factors that may affect future results of the Company and Equitable; and management’s response to any of the aforementioned factors.
Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes, including, without limitation, our actual results of operations, financial condition, liquidity and cash flows, and the development of the markets in which we operate, may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein and therein, those results or developments may not be indicative of results or developments in subsequent periods. A number of important factors, including, without limitation, the risks and uncertainties discussed in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the documents incorporated by reference herein and therein, could cause actual results and outcomes to differ materially from those reflected in the forward-looking statements. Factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, without limitation:
•changes in interest rates and changes to credit spreads;
•the deterioration of economic conditions, an economic slowdown or recession, changes in market conditions, weakening in capital markets, volatility in equity markets, inflationary pressures, the rise of pressures on the commercial real estate market, and geopolitical tensions;
•the unpredictability of the amount and timing of insurance liability claims;
•unavailable, uneconomical or inadequate reinsurance or recaptures of reinsured liabilities;
•uncertainty and unpredictability related to our reinsurance agreements and the reinsurers’ performance of their obligations under these agreements;
•our limited ability to access funds from our subsidiaries;
•our ability to incur indebtedness, our potential inability to refinance all or a portion of our indebtedness or our ability to obtain additional financing on favorable terms or at all;
•our ability to maintain sufficient eligible collateral to support business and funding strategies requiring collateralization;
•our inability to generate cash to meet our needs due to the illiquidity of some of our investments;
•the inaccuracy of the methodologies, estimations and assumptions underlying our valuation of investments and derivatives;
•a downgrade in our IFS ratings or credit ratings;
•exposure to credit risk due to non-performance or defaults by our counterparties or our use of derivative instruments to hedge market risks associated with our liabilities;
•our ability to adequately assess risks and estimate losses related to the pricing of our products;
•the failure of third parties that we rely upon to provide and adequately perform certain business, operations, investment advisory, functional support and administrative services on our behalf;
•the impact of risks associated with our arrangement with Blackstone ISG-I Advisors LLC or any affiliates thereof (“Blackstone”), BlackRock Financial Management, Inc. or any other asset manager we retain, including their historical performance not being indicative of the future results of our investment portfolio and the exclusivity of certain arrangements with Blackstone;
•our inability to maintain the availability of critical technology systems and the confidentiality, integrity and availability of our data, including challenges associated with a variety of privacy and information security laws;
•scrutiny and evolving expectations from investors, regulators, customers and other stakeholders regarding environmental, social and governance matters;
•the ineffectiveness of our risk management policies and procedures;

•significant legal, governmental or regulatory proceedings;
•business or asset acquisitions and dispositions that may expose us to certain risks;
•our ability to protect our intellectual property;
•our ability to operate efficiently and compete effectively in a heavily regulated industry in light of new domestic or international laws and regulations or new interpretations of current laws and regulations;
•impact on sales of our products and taxation of our operations due to changes in U.S. federal income or other tax laws or the interpretation of tax laws;
•differences between actual experience and the estimates used in the preparation of financial statements and modeled results used in various areas of our business;
•our inability to attract and retain key employees and highly skilled people needed to support our business;
•our relationships with Nippon Life Insurance Company, a mutual company organized under the laws of Japan, and Blackstone and conflicts of interest arising due to such relationships;
•the indemnification obligations we have to American International Group, Inc. (“AIG”);
•potentially higher U.S. federal income taxes due to our inability to file a single U.S. consolidated federal income tax return for five years following our initial public offering and our separation from AIG causing an “ownership change” for U.S. federal income tax purposes;
•risks associated with the Tax Matters Agreement with AIG and our potential liability for U.S. income taxes of the entire AIG Consolidated Tax Group for all taxable years or portions thereof in which we (or our subsidiaries) were members of such group;
•the risk that anti-takeover provisions could discourage, delay, or prevent our change in control, even if the change in control would be beneficial to our shareholders;
•the limited protection offered by the terms of the indenture between the Issuer, as issuer, and The Bank of New York Mellon, as trustee, dated as of April 5, 2022, as supplemented (the “Indenture”), and the Notes against significant events impacting your investment in the Notes, including no protection should it be determined that the Notes will not be made structurally pari passu with Equitable’s debt following the Proposed Transaction;
•the Indenture not limiting the amount of indebtedness that the Issuer or its subsidiaries may incur;
•payment of the Issuer’s subsidiaries’ debt and liabilities before holders of the Notes from such subsidiaries’ assets due to the Notes being structurally subordinated to the debt and other liabilities of the Issuer’s subsidiaries;
•subordination of the Notes to any of our future secured debt;
•the risk that the Notes will not be made structurally pari passu with Equitable’s debt following the Proposed Transaction or that such relative structural position will be maintained and in such event Equitable will not be an obligor or guarantor with respect to the Notes;
•the risk that, following the Proposed Transaction, the interests of New Equitable may differ from the interests of holders of the Notes;
•the risk that the Proposed Transaction may not be completed on the expected timeline or at all, in which case the Notes will remain outstanding and investors will not receive the anticipated benefits of the Proposed Transaction;

•the potential that no active trading market for the Notes will develop and the Notes may trade at prices below the price you paid for them;
•changes in our credit ratings or the debt markets;
•our credit ratings not reflecting all risks of an investment in the Notes and the lack of protection in the Indenture in the event of a ratings downgrade; and
•the inability to reinvest proceeds from redemption of the Notes in a comparable security if the Issuer redeems the Notes prior to their maturity date.
You should read this prospectus supplement, the accompanying prospectus and the documents incorporated or deemed to be incorporated by reference herein and therein completely and with the understanding that actual future results may be materially different from expectations. All forward-looking statements made in this prospectus supplement, the accompanying prospectus and the documents incorporated or deemed to be incorporated by reference herein and therein are qualified by these cautionary statements. Any forward-looking statements are made only as of the date on which they are made, and we do not undertake any obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, and changes in future operating results over time or otherwise.
Other risks, uncertainties and factors, including those discussed under “Risk Factors” in this prospectus supplement and the accompanying prospectus and the risk factors and other information in our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and in our other filings with the SEC incorporated by reference into this prospectus supplement and contained in the accompanying prospectus, could cause our actual results to differ materially from those projected in any forward-looking statements we make. Readers should read carefully the factors described under “Risk Factors” in this prospectus supplement and the accompanying prospectus and the risk factors and other information in our filings with the SEC incorporated by reference into this prospectus supplement and in the accompanying prospectus to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus supplement and the accompanying prospectus are part of a registration statement that Corebridge filed with the SEC and do not contain all the information set forth in the registration statement and the exhibits thereto. Some items are omitted in accordance with the rules and regulations of the SEC. For further information with respect to Corebridge and the Notes offered hereby, reference is made to the registration statement and the exhibits filed therewith. Statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated or deemed to be incorporated by reference herein or therein as to the contents of any contract or other document referred to are not necessarily complete and in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference. The SEC maintains an internet site at http://www.sec.gov, from which interested persons can electronically access the registration statement, including the exhibits and any schedules thereto. Copies of the registration statement, including the exhibits and schedules thereto, are also available at your request, without charge, from:
Corebridge Financial, Inc.
30 Hudson Street, 17th Floor
Jersey City, New Jersey 07302
Attention: Investor Relations
Tel: 1-877-375-2422
The Issuer is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, accordingly, files annual reports containing financial statements audited by an independent registered public accounting firm, quarterly reports containing unaudited financial statements, current reports, proxy statements and other information with the SEC. You may inspect and copy these reports, proxy statements and other information without charge at the SEC’s website. You may also access, free of charge, the Issuer’s reports filed with the SEC (for example, the Issuer’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and any amendments to those forms) through the Issuer’s website (www.corebridgefinancial.com). Reports filed with or furnished to the SEC will be available as soon as reasonably practicable after they are filed with or furnished to the SEC. None of the information contained on, or that may be accessed through the Issuer’s websites or any other website identified herein is part of, or incorporated into, this prospectus supplement or the accompanying prospectus. All website addresses in this prospectus supplement are intended to be inactive textual references only.
The Issuer and Equitable have also filed a joint proxy statement/prospectus on Schedule 14A with the SEC on June 23, 2026 relating to the Proposed Transaction (the “Joint Proxy Statement/Prospectus”). This information is available for inspection by accessing the SEC website referred to above and through the Issuer’s and Equitable’s respective websites. None of the information contained in the Joint Proxy Statement/Prospectus is part of, or incorporated into, this prospectus supplement or the accompanying prospectus either directly or through such websites.
In addition, Equitable is subject to the informational requirements of the Exchange Act and, accordingly, files annual reports containing financial statements audited by an independent registered public accounting firm, quarterly reports containing unaudited financial statements, current reports, proxy statements and other information with the SEC. You may inspect and copy these reports, proxy statements and other information without charge at the SEC’s website. None of the information contained in such filings is part of, or incorporated into, this prospectus supplement or the accompanying prospectus except as specifically incorporated by reference herein or therein.

INCORPORATION BY REFERENCE
The SEC allows Corebridge to “incorporate by reference” information into this prospectus supplement, which means that Corebridge can disclose important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this prospectus supplement contain important information that you should read about us. The following documents are incorporated by reference into this prospectus supplement:
•Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 11, 2026, as amended by our Amendment on Form 10-K/A, filed with the SEC on April 22, 2026;
•Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026, filed with the SEC on May 6, 2026 and August 5, 2026, respectively; and
•Our Current Reports on Form 8-K, filed with the SEC on February 12, 2026, March 16, 2026, March 24, 2026, March 26, 2026, April 8, 2026, April 15, 2026, April 17, 2026 (excluding Item 7.01), May 12, 2026, July 1, 2026, July 21, 2026, July 30, 2026 and August 17, 2026 (Item 9.01, attaching the audited consolidated financial statements of Equitable as of December 31, 2025 and 2024 and for the years ended December 31, 2025, 2024 and 2023 and the related notes, the unaudited consolidated financial statements of Equitable as of June 30, 2026 and December 31, 2025 and for the three and six months ended June 30, 2026 and 2025 and the related notes, the unaudited pro forma condensed combined balance sheet of New Equitable as of June 30, 2026 and the unaudited pro forma condensed combined statements of income (loss) of New Equitable for the six months ended June 30, 2026 and the year ended December 31, 2025, and the related respective notes);
•The description of capital stock contained in the Registration Statement on Form 8-A, filed with the SEC on September 13, 2022, as supplemented by the “Description of Capital Stock” included in the accompanying prospectus; and
•All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports on Form 8-K furnished under Items 2.02 and 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of Form 8-K and not specifically incorporated by reference), after the date of this prospectus supplement until all the securities are sold or the offering is otherwise terminated.
You should read the information relating to us in this prospectus supplement and the accompanying prospectus together with the information in the documents incorporated or deemed to be incorporated by reference herein and therein. Nothing contained herein shall be deemed to incorporate information furnished to, but not filed with, the SEC.
Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that such statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
The documents incorporated by reference into this prospectus supplement and the accompanying prospectus are also available on our website as provided under “Where You Can Find More Information.” Information contained on, or that can be accessed through, our website is not part of this prospectus supplement or the accompanying prospectus, and you should not consider information on our website to be part of this prospectus supplement or the accompanying prospectus unless specifically incorporated herein or therein by reference. You may obtain copies of any or all of the documents incorporated by reference in this prospectus supplement or the accompanying prospectus supplement from us free of charge by requesting them in writing or by telephone at our address or from the SEC, in each case as provided under “Where You Can Find More Information.”

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights important features of this offering and the information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. Because this is only a summary, it does not contain all of the information you should consider before investing in the Notes. You should carefully read the entire prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein, including the sections entitled “Risk Factors” included and incorporated by reference in this prospectus supplement and the accompanying prospectus and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements, related financial statement schedules and the related notes in our Annual Report on Form 10-K for the year ended December 31, 2025 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026, which are incorporated by reference herein, before you decide to invest in the Notes. You should also carefully read Equitable’s consolidated financial statements, related financial statement schedules and the related notes for the year ended December 31, 2025 for the three and six months ended June 30, 2026, which are incorporated by reference in the prospectus supplement and accompanying prospectus from our Current Report on Form 8-K filed with SEC on August 17, 2026, before you decide to invest in the Notes.
Our Company
Overview
We are one of the largest providers of retirement solutions and insurance products in the United States, committed to helping individuals plan, save for and achieve secure financial futures. We offer a broad set of products and services through our market-leading Individual Retirement, Group Retirement, Life Insurance and Institutional Markets businesses, each of which features capabilities and industry experience we believe are difficult to replicate. These four businesses collectively seek to enhance stockholder returns while maintaining our attractive risk profile, which has historically resulted in consistent and strong cash flow generation.
Corebridge is a Delaware corporation. Our principal executive offices are located at 2919 Allen Parkway, Woodson Tower, Houston, Texas 77019, and our telephone number is (877) 375-2422.
We maintain a public website at https://www.corebridgefinancial.com. The information contained on or connected to our website is not a part of this prospectus supplement or the accompanying prospectus, and you should not rely on any such information in making your decision whether to invest in the Notes.
Proposed Transaction between Equitable and Corebridge
On March 26, 2026, Corebridge entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Corebridge, Equitable, Mountain Holding, Inc., a newly formed Delaware corporation and wholly-owned subsidiary of Corebridge (“New Equitable”), Palisade Holding, Inc., a newly formed Delaware corporation and a wholly-owned subsidiary of New Equitable (“Corebridge Merger Sub”), and Marcy Holding, Inc., a newly formed Delaware corporation and a wholly-owned subsidiary of New Equitable (“Equitable Merger Sub”). If the Proposed Transaction closes, Corebridge and Equitable will each become wholly owned subsidiaries of New Equitable, as described below.
Corebridge and Equitable have agreed, subject to the terms and conditions of the Merger Agreement, to effect an all-stock merger transaction to combine their respective businesses by: (a) Corebridge Merger Sub merging with and into Corebridge, with Corebridge surviving such merger as a wholly-owned subsidiary of New Equitable (the “Corebridge Merger”), (b) immediately following the consummation of the Corebridge Merger, Equitable Merger Sub merging with and into Equitable, with Equitable surviving such merger as a wholly-owned subsidiary of New Equitable (the “Equitable Merger” and, together with the Corebridge Merger, the “Proposed Transaction”), and (c) as of the closing of the Proposed Transaction, changing the name of New Equitable to “Equitable Holdings, Inc.”
If the Proposed Transaction is completed, each issued and outstanding share of (a) Corebridge common stock will be converted into, and become exchangeable for, 1.000 shares of common stock, par value $0.01 per share, of

New Equitable (the “New Equitable Common Stock”), and (b) Equitable common stock will be converted into, and become exchangeable for, 1.55516 shares of New Equitable Common Stock.
Following the closing of the Proposed Transaction, Corebridge shareholders will own approximately 51% of the combined company and Equitable shareholders will own approximately 49% of the combined company.
The Merger Agreement was adopted by Corebridge and Equitable shareholders at their respective special meetings held on July 30, 2026. The transaction is expected to close by year-end 2026, subject to customary closing conditions, including the receipt of required regulatory approvals.

THE OFFERING

Issuer	Corebridge Financial, Inc.

Notes Offered	$ aggregate principal amount of % Senior Notes due (the “Notes”).

Maturity Date	The Notes will mature on .

Interest	Interest on the Notes will accrue at a rate of % per annum.

Interest Payment Dates	The Issuer will pay interest on the Notes semi-annually in arrears on and of each year, commencing on , 2027. Interest will accrue on the Notes from , 2026.

Optional Redemption
Prior to              (        months prior to the maturity date of the Notes) (the “Par Call Date”), the Issuer may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
•(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in “Description of Notes—Optional Redemption”) plus              basis points, less (b) interest accrued under the Notes to be redeemed to the date of redemption; and
•100% of the principal amount of the Notes to be redeemed,
plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date as described under “Description of Notes—Optional Redemption.”
On or after the Par Call Date, the Issuer may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.
In addition, we may at any time purchase the Notes by tender, in the open market or by private agreement, subject to applicable law.

Form and Denomination	The Notes will be issued in fully registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Ranking
The Notes will be senior unsecured obligations of the Issuer and will rank equally with all of the Issuer’s other existing and future senior unsecured indebtedness, including drawings or indebtedness incurred under the Issuer’s credit facilities, and the Issuer’s (i) $1,250 million aggregate principal amount of 3.650% Senior Notes due 2027 (the “2027 Notes”), (ii) $1,000 million aggregate principal amount of 3.850% Senior Notes due 2029, (iii) $1,500 million aggregate principal amount of 3.900% Senior Notes due 2032, (iv) $500 million aggregate principal amount of 6.050% Senior Notes due 2033, (v) $750 million aggregate principal amount of 5.750% Senior Notes due 2034, (vi) $500 million aggregate principal amount of 4.350% Senior Notes due 2042 and (vii) $1,250 million aggregate principal amount of 4.400% Senior Notes due 2052 (together, the “Existing Senior Notes”). See “Risk Factors—Risks Relating to the Notes and this Offering—The Notes are effectively subordinated to any future secured debt of the Issuer and its subsidiaries.”
The Notes will rank senior to the Issuer’s (i) $1,000 million aggregate principal amount of 6.875% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2052, (ii) $750 million aggregate principal amount of 6.375% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2054 and (iii) $600 million aggregate principal amount of 6.375% Junior Subordinated Notes due 2064 (together, the “Existing Hybrid Notes”).

In addition, the Notes will be structurally subordinated to all future and existing obligations of our subsidiaries (including liabilities to policyholders and contract holders), which are significant. See “Risk Factors—Risks Relating to the Notes and this Offering—The Notes will be structurally subordinated to the debt and other liabilities of the Issuer’s subsidiaries, which means that creditors of the Issuer’s subsidiaries will be paid from these subsidiaries’ assets before holders of the Notes would have any claims to those assets.”
The Issuer expects that, following the closing of the Proposed Transaction, the Notes will be made structurally pari passu with the outstanding debt of Equitable. However, the manner in which the Notes will be made structurally pari passu with the outstanding debt of Equitable has not yet been determined, and there can be no assurance that the Notes will be made, and, if made, will continue to be, structurally pari passu. See “Risk Factors—Risks Relating to the Notes and this Offering—We cannot guarantee that the Notes will be made structurally pari passu with Equitable’s debt following the Proposed Transaction or that such relative structural position will be maintained and in such event Equitable will not be an obligor or guarantor with respect to the Notes.”

Covenants
The terms of the Notes and the Indenture governing the Notes will contain covenants that restrict our ability and the ability of certain of our subsidiaries, with specified exceptions, to:
•directly or indirectly, create, issue, assume, incur or guarantee any indebtedness for “borrowed money” (other than non-recourse indebtedness) which is secured by a mortgage, pledge, lien, security interest or other encumbrance of any nature on any of the present or future voting stock of a Designated Subsidiary (as defined below) unless the Notes and, if the Issuer so elects, any of its other indebtedness ranking at least pari passu with the Notes, are secured equally and ratably with (or prior to) such other secured indebtedness so long as such indebtedness is so secured;
•sell or otherwise dispose of any shares of capital stock (other than preferred stock having no voting rights of any kind) of any Designated Subsidiary (as defined below); provided that, among other things, a sale or other disposition of any shares of such capital stock for at least fair market value will be permitted; and
•merge with or into or consolidate with another entity or sell, convey, lease or otherwise transfer all or substantially all of the Issuer’s assets to any other entity other than one of its direct or indirect wholly owned subsidiaries.

For the purposes of these covenants, the Designated Subsidiaries are American General Life Insurance Company (“AGL”) and The Variable Annuity Life Insurance Company (“VALIC”), any successor to substantially all of the business of AGL and VALIC that is also a direct or indirect subsidiary of the Issuer, or any entity (other than the Issuer) having direct or indirect control of AGL and VALIC or any such successor (each, a “Designated Subsidiary”). Other than these covenants, the terms of the Notes will contain limited protections for holders of the Notes. In particular, the Notes will not place any restrictions on our or our subsidiaries’ ability to:
•engage in a change of control transaction;
•subject to the covenant discussed under “Description of Notes—Limitation on Liens Covenant,” issue secured debt or secure existing unsecured debt;
•issue unsecured debt securities or otherwise incur additional unsecured indebtedness or other obligations;
•purchase or redeem or make any payments in respect of capital stock or other securities ranking junior in right of payment to the Notes;
•subject to the covenant discussed under “Description of Notes—Limitations on Dispositions of Stock of Certain Subsidiaries,” sell assets, except in a sale of all or substantially all of the Issuer’s assets;
•pay dividends;
•enter into transactions with related parties; or
•conduct other similar transactions that may adversely affect the holders of the Notes.

In addition, there is no protection for holders of the Notes should it be determined that the Notes will not be made structurally pari passu with Equitable’s debt following the Proposed Transaction and holders of the Notes cannot enforce such intent to make the Notes structurally pari passu with Equitable’s debt, in which case Corebridge will be the sole obligor of the Notes and Equitable will not be an obligor or guarantor with respect to the Notes. Furthermore, there is no limit on the amount of indebtedness that New Equitable or its subsidiaries, including Corebridge or its subsidiaries, may incur following the Proposed Transaction.

Use of Proceeds	Net proceeds to the Issuer will be approximately $ after deducting the underwriters’ discount and estimated offering and other expenses payable by the Issuer. The Issuer intends to use the net proceeds from this offering and cash on hand to redeem, repurchase or repay the $1,250 million outstanding aggregate principal amount of its 2027 Notes and to pay related premiums, accrued and unpaid interest, fees and expenses. See “Use of Proceeds.”

Conflicts of Interest	Certain of the underwriters in this offering or their affiliates may own the 2027 Notes that are being redeemed, repurchased or repaid with the proceeds from this offering and, as a result, may receive a portion of the proceeds from this offering. Accordingly, affiliates of certain of the underwriters may receive a portion of the proceeds of the offering. See “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

Absence of Public Market for the Notes
The Notes are a new issue of securities, and there is currently no established trading market for the Notes. The Issuer does not intend to apply for a listing of the Notes on any securities exchange or automated dealer quotation system.
Certain of the underwriters have advised the Issuer that they currently intend to make a market in the Notes. However, they are not obligated to do so, and any market making with respect to the Notes may be discontinued without notice. Accordingly, the Issuer cannot assure you as to the development or liquidity of any trading market for the Notes. Further, the ability of the underwriters to make a market in the Notes may be impacted by changes in regulatory requirements applicable to the marketing, holding and trading of, and issuing quotations with respect to, the Notes. See “Risk Factors—Risks Relating to the Notes and this Offering—There is currently no market for the Notes and the Issuer cannot assure you that an active trading market for the Notes will develop. The Notes may trade at prices below the price you paid for them.”

Further Issuances	The Issuer may, from time to time, without notice to or the consent of the existing holders of the Notes, increase the principal amount of the Notes by issuing additional notes on the same terms and conditions. Any additional notes shall be issued under a separate CUSIP or ISIN number, unless the additional notes are issued pursuant to a “qualified reopening” of the original series, are otherwise treated as part of the same “issue” of debt instruments as the original series or are issued with no more than a de minimis amount of original issue discount, in each case for U.S. federal income tax purposes.

Indenture	The Notes will be issued under the indenture between Corebridge, as issuer, and The Bank of New York Mellon, as Trustee (as defined below), dated as of April 5, 2022, as supplemented.
Clearance and Settlement	The Notes will be issued in book-entry form through the facilities of DTC for the accounts of its participants, including Clearstream and Euroclear, and will trade in DTC’s same-day funds settlement system. Beneficial interests in Notes held in book-entry form will not be entitled to receive physical delivery of certificated notes, except in certain limited circumstances.

Trustee	The Bank of New York Mellon (the “Trustee”). The Trustee is one of the Issuer’s lenders and from time to time provides other banking services to us and our subsidiaries.

Governing Law	The Indenture under which the Notes are being issued and the Notes will be governed by the laws of the State of New York.

Risk Factors
In evaluating an investment in the Notes, prospective investors should carefully consider, along with the other information in this prospectus supplement and the accompanying prospectus, the specific factors set forth under “Risk Factors” beginning on page S-14 herein, in the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

RISK FACTORS
Investing in the Notes involves risk. You should consider and read carefully all of the risks and uncertainties described in the section entitled “Risk Factors” herein and in the section entitled “Risk Factors” beginning on page 10 of the accompanying prospectus, and the risk factors and other information, including our financial statements, contained in our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and in our other filings with the SEC that are incorporated by reference into this prospectus supplement and the accompanying prospectus before making an investment decision. The risks described herein and in the accompanying prospectus and the risks in our filings with the SEC incorporated by reference herein or therein are not the only ones facing us. The occurrence of any of those risks or additional risks and uncertainties not presently known to us or that we currently believe to be immaterial could materially and adversely affect our business, financial condition, results of operations or cash flows. In any such case, the trading price of the Notes could decline, and you may lose all or part of your investment. This prospectus supplement, the accompanying prospectus and our filings with the SEC incorporated by reference herein and therein also contain forward-looking statements and estimates that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks and uncertainties described herein and in the accompanying prospectus and the risk factors and other information in our filings with the SEC incorporated by reference herein and therein. See “Special Note Regarding Forward-Looking Statements and Information” herein and “Where You Can Find More Information” below.
Risks Relating to the Notes and this Offering
The terms of the Indenture and the Notes provide only limited protection against significant events that could adversely impact your investment in the Notes.
The Indenture for the Notes and the terms of the Notes do not:
•require the Issuer to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity;
•limit the Issuer’s ability to incur indebtedness or other obligations that are equal in right of payment to the Notes;
•restrict the Issuer’s subsidiaries’ ability to issue securities or otherwise incur indebtedness or other obligations that would be senior to the Issuer’s equity interests in its subsidiaries and therefore rank effectively senior to the Notes with respect to the assets of its subsidiaries;
•restrict the Issuer’s ability to repurchase or prepay any of its securities or other indebtedness;
•restrict the Issuer’s ability to make investments or to repurchase, or pay dividends or make other payments in respect of, its common stock or other securities ranking junior to the Notes;
•subject to the covenant discussed under “Description of Notes—Limitations on Dispositions of Stock of Certain Subsidiaries,” restrict the Issuer’s or the Issuer’s subsidiaries’ ability to engage in a change of control transaction;
•subject to the covenant discussed under “Description of Notes—Limitation on Liens Covenant,” restrict the Issuer’s ability to issue secured debt or secure existing unsecured debt;
•subject to the covenant discussed under “Description of Notes—Limitations on Dispositions of Stock of Certain Subsidiaries,” restrict the Issuer’s or the Issuer’s subsidiaries’ ability to sell assets, except in a sale of all or substantially all of the Issuer’s assets;
•restrict the Issuer’s ability to enter into transactions with related parties;
•restrict the Issuer’s ability to conduct other similar transactions that may adversely affect the holders of the Notes; or

•provide for any adjustment to the interest rate on the Notes in the event the Issuer’s credit rating is downgraded.
While the Indenture and the Notes contain terms intended to provide protection to holders of the Notes upon the occurrence of certain events involving significant corporate transactions, such terms are limited and may not be sufficient to protect your investment in the Notes. For example, the Indenture will not contain any covenants restricting the Proposed Transaction or otherwise providing investors with any protections related to the Proposed Transaction, including with respect to the Issuer’s expectation that the Notes will be made structurally pari passu with Equitable’s debt following the Proposed Transaction, and the Notes will remain outstanding even if the Proposed Transaction is not consummated on the currently contemplated terms or at all. See “Description of Notes.”
The Indenture will not limit the amount of indebtedness that the Issuer or its subsidiaries may incur.
The Issuer will not be, and none of its subsidiaries will be, restricted from incurring additional indebtedness or other liabilities, including issuing additional notes, under the Indenture except for certain limitations on its ability to incur indebtedness that is secured by a lien on the shares of capital stock of a Designated Subsidiary (as defined under the heading “Description of Notes”). The Issuer expects that it or its subsidiaries will from time to time incur additional indebtedness and other liabilities. In addition, the Indenture will not restrict the Issuer or its subsidiaries from paying dividends on or issuing or repurchasing its or their securities. If the Issuer or any of its subsidiaries incurs additional indebtedness or liabilities or undergoes a recapitalization, the Issuer’s ability to pay its obligations on the Notes could be materially and adversely affected. Furthermore, the Indenture will not limit the amount of indebtedness that New Equitable or its subsidiaries may incur following the Proposed Transaction.
The Notes will be structurally subordinated to the debt and other liabilities of the Issuer’s subsidiaries (including liabilities to policyholders and contract holders), which means that creditors of the Issuer’s subsidiaries will be paid from these subsidiaries’ assets before holders of the Notes would have any claims to those assets.
The Issuer is a holding company and has no direct operations. The Issuer conducts substantially all of its business operations through its subsidiaries, meaning it derives substantially all of its operating income from, and holds substantially all of its assets through, its subsidiaries. As a result, the Issuer’s ability to meet its obligations on the Notes and its other debt obligations depends on its ability to receive distributions from these subsidiaries. The Notes will not be guaranteed by any of the Issuer’s subsidiaries. These subsidiaries are separate and distinct legal entities and will have no obligation to pay any amounts due on the Issuer’s debt securities, including the Notes, or to provide the Issuer with funds to satisfy its payment obligations, whether by dividends, distributions, loans or otherwise. As a result, the Notes will be structurally subordinated to all existing and future indebtedness, other liabilities (including liabilities to policyholders and contract holders) and preferred equity of the Issuer’s subsidiaries, which means that creditors and preferred equity holders of the subsidiaries will be paid from the subsidiaries’ assets before holders of the Notes would have any claims to those assets. As of June 30, 2026, the Issuer’s subsidiaries had consolidated indebtedness of approximately $326 million and its insurance subsidiaries had approximately $351,537 million in policyholders’ and contract holders’ liabilities (calculated as the sum of Future policy benefits for life and accident and health insurance contracts, Policyholder contract deposits and Separate account liabilities), all of which are effectively ranked senior to the Notes.
In addition, the payment of dividends and other distributions by the Issuer’s insurance subsidiaries is regulated by various insurance laws and regulations. In general, dividends in excess of prescribed limits require insurance regulatory approval, and insurance regulators may prohibit the payment of dividends or other payments by insurance subsidiaries if they determine that the payment could be adverse to the interests of the Issuer’s policyholders. Therefore, there can be no assurances that the Issuer’s insurance subsidiaries will be able to pay it dividends or other distributions, which may impact its ability to meet its obligations.
The Notes are effectively subordinated to any future secured debt of the Issuer and its subsidiaries.
The Notes will be the Issuer’s senior unsecured obligations and will rank equally in right of payment with all of its existing and future senior unsecured indebtedness, including the Existing Senior Notes. The Notes will be effectively subordinated to any secured indebtedness of the Issuer and its subsidiaries to the extent of the value of the collateral securing such indebtedness. The Issuer may incur secured indebtedness in the future, subject to the covenant described under “Description of Notes—Limitation on Liens.” That covenant, however, only limits the Issuer’s ability to incur indebtedness that is secured by a lien on the capital stock of Designated Subsidiaries, and will not prevent the Issuer from granting liens over other assets.
We cannot guarantee that the Notes will be made structurally pari passu with Equitable’s debt following the Proposed Transaction or that such relative structural position will be maintained. In such event, Equitable will not be an obligor or guarantor with respect to the Notes or Corebridge’s other outstanding debt.
If the Proposed Transaction closes, Corebridge and Equitable will each become wholly owned subsidiaries of New Equitable. We expect that, following the closing of the Proposed Transaction, the Notes will be made structurally pari passu with the outstanding debt of Equitable. However, the manner in which the Notes will be made structurally pari passu with Equitable’s debt has not yet been determined, and there can be no assurance that the Notes will be made, and, if made, will continue to be, structurally pari passu. If the Notes are not made structurally pari passu with Equitable’s debt, Equitable will not be an obligor or guarantor of the Notes or Corebridge’s other outstanding debt. In addition, Corebridge cannot guarantee that the Notes will have the same ratings as Equitable’s debt even if the Notes are made structurally pari passu with Equitable’s debt following the Proposed Transaction.
Following the closing of the Proposed Transaction, a number of actions or developments could alter the relative structural position of the Notes and Equitable’s outstanding debt or otherwise cause indebtedness or other liabilities to have structural or effective priority over the Notes. These could include refinancings, exchange offers, tender offers, liability management transactions or amendments involving Equitable’s or Corebridge’s outstanding debt that result in such debt having a different structural position or benefiting from guarantees, security or other rights or protections not provided to the Notes, and changes in the corporate structure of New Equitable and its subsidiaries, including internal reorganizations, mergers or transfers of assets or liabilities, that alter the relative structural position of the Notes and Equitable’s outstanding debt or the assets or cash flows available to satisfy such indebtedness. In addition, the Notes and Equitable’s outstanding debt may have differing covenant packages, events of default or other terms, which could provide holders of Equitable’s debt with rights or protections that are not available to holders of the Notes.
Some of these actions could be taken without the consent of holders of the Notes, while others may require the consent of holders of the Notes or a specified percentage thereof, depending on the nature of the applicable action and the terms of the Indenture. There can be no assurance as to whether or when any such actions will occur, whether any such actions would affect the relative structural position of the Notes and Equitable’s outstanding debt or whether holders of the Notes would have the ability to prevent them.
If the Notes are not made structurally pari passu with Equitable’s debt, New Equitable, similar to Corebridge, will be a holding company that has no direct operations and derives substantially all of its operating income from, and holds substantially all of its assets through, its subsidiaries. See “—The Notes will be structurally subordinated to the debt and other liabilities of the Issuer’s subsidiaries (including liabilities to policyholders and contract holders), which means that creditors of the Issuer’s subsidiaries will be paid from these subsidiaries’ assets before holders of the Notes would have any claims to those assets.”
If the Proposed Transaction closes, the interests of New Equitable may differ from the interests of the holders of the Notes.
Following the closing of the Proposed Transaction, New Equitable may make capital allocation, financing, intercompany and other strategic decisions that benefit New Equitable, Equitable or the combined company as a whole but adversely affect Corebridge or holders of the Notes. Developments affecting New Equitable or Equitable, including their financial condition, credit ratings or business performance, could influence such decisions and could result in distributions, dividends, intercompany loans, asset transfers or other transfers of value from Corebridge to New Equitable or its affiliates. Any such developments or actions could reduce the assets or cash flows available to Corebridge to satisfy its obligations, including its obligations under the Notes. Any such developments or actions, or the market’s perception that they may occur, could adversely affect Corebridge’s financial condition capital structure or cash flows, the relative structural position of the Notes, credit ratings or the market value of the Notes.

The Indenture will not contain restrictive covenants that would generally prohibit New Equitable, Equitable or their respective affiliates from taking the actions described above or other actions that could adversely affect Corebridge’s financial condition, capital structure or cash flows, the relative structural position of the Notes, credit ratings or the market value of the Notes. For example, following the closing of the Proposed Transaction, the covenants in the Indenture will not restrict New Equitable from pledging, encumbering or disposing of the capital stock of Corebridge, or from incurring indebtedness secured by such capital stock, and the limitation on liens and limitation on dispositions covenants described under "Description of Notes" will not apply to any such action by New Equitable.
In addition, in connection with or following the closing of the Proposed Transaction, New Equitable could cause Corebridge to cease to be an Exchange Act reporting company, in which case Corebridge would cease to have any obligation, both under securities law and under the Indenture, to continue providing reports, information and other documents to the Trustee and investors. As a result, holders of the Notes could have little information with respect to Corebridge following the closing of the Proposed Transaction. Any such termination of reporting by Corebridge, or the market perception that any such termination may occur, could cause the trading market for the Notes to become more limited, thereby exacerbating the risks described under “—There is currently no market for the Notes and the Issuer cannot assure you that an active trading market for the Notes will develop. The Notes may trade at prices below the price you paid for them” and otherwise adversely affecting the market value of the Notes. In addition, credit ratings on the Notes may be downgraded or withdrawn in the event of any such termination of reporting by Corebridge, which could cause the trading market for the Notes to become even more limited and could otherwise adversely affect the market value of the Notes.
The Proposed Transaction may not be completed on the expected timeline or at all, in which case the Notes will remain outstanding and investors will not receive the anticipated benefits of the Proposed Transaction.
The completion of the Proposed Transaction is subject to the satisfaction or waiver of certain conditions, including: (a) the approval for listing on the New York Stock Exchange, subject to official notice of issuance, of shares of New Equitable common stock and the preferred stock issuable in accordance with the Merger Agreement; (b) the receipt of requisite regulatory approvals or clearances, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, approvals from insurance regulators in Arizona, Colorado, Missouri, New York, Texas and Vermont and approvals of certain other domestic and foreign regulators; (c) the absence of governmental restraints or prohibitions preventing the consummation of the Proposed Transaction; (d) the absence of any stop order or proceeding by the SEC suspending the effectiveness of the Registration Statement on Form S-4, unless subsequently withdrawn; (e) the receipt by each party of a tax opinion, in form and substance reasonably satisfactory to such party, providing that the Proposed Transaction will qualify as a transaction described in Section 351 of the Internal Revenue Code of 1986; and (f) the consent of Equitable clients representing 75% of Equitable’s annualized investment advisory, investment management, subadvisory and other similar recurring fees as of February 28, 2026 to the “assignment” (as defined in the Investment Advisers Act of 1940) of their advisory contracts.
The obligation of each of Corebridge and Equitable to consummate the Proposed Transaction is also conditioned on, among other things, (i) the truth and correctness of the representations and warranties made by the other party as of the closing date (subject to certain “materiality” and “material adverse effect” qualifiers), (ii) each of Corebridge, Equitable, New Equitable, Corebridge Merger Sub and Equitable Merger Sub having performed or complied in all material respects with the obligations required to be performed or complied with by it under the Merger Agreement at or prior to the closing of the Proposed Transaction and (iii) no “material adverse effect” having occurred with respect to either Corebridge or Equitable that is continuing. There can be no assurance that the conditions to the completion of the Proposed Transaction will be satisfied or waived on a timely basis or at all. In addition, no assurance can be given as to the terms, conditions and timing of any approvals or clearances. If the conditions to the completion of the Proposed Transaction are not satisfied or waived, the Proposed Transaction may not be completed within the expected time frame or at all.
The Notes are being offered prior to the closing of the Proposed Transaction, and this offering is not conditioned on the closing of the Proposed Transaction. If the Proposed Transaction is not completed, the Notes will remain outstanding as senior unsecured obligations of Corebridge, and holders of the Notes will not receive any of the potential benefits of the Proposed Transaction. In addition, the Merger Agreement provides for the payment by Corebridge to Equitable, or vice versa, of a termination fee of $475 million under specified circumstances. In the event the Proposed Transaction is not completed, Corebridge’s business, financial condition, results of operations and prospects may differ materially from those contemplated in connection with the Proposed Transaction, and the market price of the Notes could be adversely affected.
In addition, the Notes do not contain any provision requiring Corebridge to redeem the Notes or make an offer to purchase the Notes if the Proposed Transaction is not completed. If the Proposed Transaction is not completed, the Notes will remain outstanding, and holders of the Notes will have no right to require Corebridge to repurchase or redeem the Notes as a result of such non-completion. As a consequence, investors should make their investment decision with respect to the Notes based on Corebridge’s business and financial condition on a stand-alone basis, without giving effect to the Proposed Transaction.
The unaudited pro forma financial information incorporated by reference in this prospectus supplement and accompanying prospectus is illustrative only and may not reflect actual results. Such illustrative information is also only of relevance to the extent the expectation that the Notes will be made structurally pari passu is achieved and such structural parity is maintained.
The pro forma financial statements of New Equitable for the six months ended June 30, 2026 and the year ended December 31, 2025 incorporated by reference herein are based on preliminary estimates and assumptions. The unaudited pro forma financial information incorporated by reference in this prospectus supplement and the accompanying prospectus gives effect to the Proposed Transaction. The actual financial condition and results of operations of the combined company may differ materially from those shown in the pro forma financials due to changes in asset valuations, integration costs, purchase accounting adjustments, assumptions regarding the Proposed Transaction, or unforeseen liabilities. These differences could affect investor expectations and the market valuation of the combined company. The pro forma financial information is presented for illustrative purposes only and does not purport to represent what New Equitable’s actual financial condition or results of operations would have been had the Proposed Transaction occurred on the dates assumed, nor is it necessarily indicative of Corebridge’s or the combined company’s future financial condition or results of operations. In addition, such illustrative information is also only of relevance to the extent the expectation that the Notes will be made structurally pari passu is achieved and such structural parity is maintained. If the Notes are not made structurally pari passu with Equitable’s debt, Equitable will not be an obligor or guarantor with respect to the Notes and the Notes will be obligations solely of Corebridge.
There is currently no market for the Notes and the Issuer cannot assure you that an active trading market for the Notes will develop. The Notes may trade at prices below the price you paid for them.
Currently, there is no market for the Notes and the Issuer does not intend to apply for listing of the Notes on any securities exchange or automated dealer quotation system. Accordingly, there can be no assurances that a trading market for the Notes will ever develop or will be maintained. Further, there can be no assurances as to the liquidity of any trading market that may develop for the Notes, your ability to sell your Notes or the price at which you will be able to sell your Notes. If the Notes are traded, they may trade at a discount from their offering price and future trading prices of the Notes, if any, will depend on many factors, including prevailing interest rates, the Issuer’s financial condition and results of operations, the then-current ratings assigned to the Notes and the market for similar securities.
Certain of the underwriters have advised the Issuer that they currently intend to make a market in the Notes. However, they are not obligated to do so, and any market making with respect to the Notes may be discontinued without notice, in their sole discretion. Further, the ability of the underwriters to make a market in the Notes may be impacted by changes in regulatory requirements applicable to the marketing, holding and trading of, and issuing quotations with respect to the Notes.

If an active trading market for the Notes does develop, changes in the credit ratings of the Issuer or its subsidiaries or the debt markets as well as other factors could adversely affect the market price of the Notes.
The potential market price for the Notes depends on many factors, including:
•the Issuer’s financial condition, financial performance and future prospects, including the status of the Proposed Transaction;
•the credit ratings of the Issuer or its subsidiaries with major credit rating agencies;
•the prevailing interest rates being paid by, or the market prices for debt securities issued by, other companies similar to the Issuer;
•domestic and international economic factors unrelated to the Issuer’s performance, including industry or general market conditions;
•changes in customers’ preferences;
•new regulatory pronouncements and changes in regulatory guidelines or lawsuits, enforcement actions and other claims by third parties or governmental authorities;
•lack of, or changes in, securities analysts’ estimates of the Issuer’s or the Issuer’s industry’s financial performance, or unfavorable or misleading research coverage and reports by industry analysts;
•action by institutional stockholders or other large stockholders, including future sales of the Issuer’s common stock or the Issuer’s other securities;
•actual or anticipated fluctuations in the Issuer’s operating results, failure to meet any guidance given by the Issuer or any change in any guidance given by the Issuer, or changes by the Issuer in the Issuer’s guidance practices;
•investor perception of the Issuer and the Issuer’s industry, including as a result of adverse publicity related to the Issuer or another industry participant or speculation in the press or investment community;
•changes in market valuations or earnings of similar companies;
•announcements by the Issuer or the Issuer’s competitors of significant contracts, acquisitions, dispositions or strategic partnerships or significant impairment charges;
•war and other geopolitical tensions, terrorist acts and epidemic disease;
•additions or departures of key personnel; and
•misconduct or other improper actions of the Issuer’s employees.
The overall conditions of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the price of the Notes. In addition, credit rating agencies continually review their ratings for the companies that they follow, including the Issuer and its subsidiaries. The credit rating agencies also evaluate the insurance industry as a whole and may change their credit rating for the Issuer or its subsidiaries based on their overall view of its industry. A negative change in the rating of the Issuer or its subsidiaries could have an adverse effect on the price of the Notes.
The credit ratings of the Issuer or its subsidiaries may not reflect all risks of an investment in the Notes and there will be no protection in the Indenture for holders of the Notes in the event of a ratings downgrade.
Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. Consequently, real or anticipated changes in the Issuer’s credit ratings will generally affect the market value of the Notes. The credit ratings of the Issuer or its subsidiaries, however, may not reflect the potential impact of risks related to the structure of the Notes, the impact of the Proposed Transaction (including whether the Notes are made structurally pari passu with Equitable’s debt and whether such structural parity is maintained) or general market conditions or other factors discussed in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein on the value of the Notes. Any rating assigned to the Issuer or the Notes may be withdrawn entirely by a credit rating agency, may be suspended or may be lowered, if, in that credit rating agency’s judgment, circumstances relating to the basis of the rating so warrant. Moreover, the rating agencies that currently, or may in the future, publish a rating for the Issuer or the Notes may change the methodologies that they use for analyzing securities with features similar to the Notes.
Neither the Issuer nor any underwriter undertakes any obligation to maintain the ratings or to advise holders of Notes of any change in ratings, and there will be no requirement in the Indenture to maintain any particular rating. In addition, the Issuer cannot guarantee that the Notes will have the same ratings as Equitable’s debt even if the Notes are made structurally pari passu with Equitable’s debt following the Proposed Transaction. Each agency’s rating should be evaluated independently of any other agency’s rating.
We expect that the Notes will be rated by at least two nationally recognized statistical rating organizations. These credit ratings are limited in scope, and do not address all material risks relating to an investment in the Notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
The Issuer may redeem the Notes prior to their maturity date and you may not be able to reinvest the proceeds in a comparable security.
The Issuer may redeem some or all of the Notes at any time or from time to time at the redemption prices described in “Description of Notes—Optional Redemption.” In the event the Issuer chooses to redeem your Notes, you may not be able to reinvest the redemption proceeds in an investment that results in a return comparable to the Notes.

USE OF PROCEEDS
Net proceeds will be approximately $            after deducting the underwriters’ discount and estimated offering and other expenses payable by the Issuer. The Issuer intends to use the net proceeds from this offering and cash on hand to redeem, repurchase or repay the $1,250 million outstanding aggregate principal amount of the 2027 Notes and to pay related premiums, accrued and unpaid interest, fees and expenses. The 2027 Notes bear interest at a rate of 3.650% per annum and mature on April 5, 2027.
Certain of the underwriters in this offering or their affiliates may own the 2027 Notes that are being redeemed, repurchased or repaid with the proceeds from this offering and, as a result, may receive a portion of the proceeds from this offering. Accordingly, affiliates of certain of the underwriters may receive a portion of the proceeds of the offering. See “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

CAPITALIZATION
The following table sets forth our cash and capitalization as of June 30, 2026 on an actual basis and as adjusted for the offering of the Notes.
You should read this table in conjunction with “Use of Proceeds” in this prospectus supplement, as well as our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements, related financial statement schedules and the related notes in our Annual Report on Form 10-K for the year ended December 31, 2025, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026. The information set forth below including in the As Adjusted column does not reflect any impact from the Proposed Transaction.

	As of June 30, 2026
(dollars in millions, except share data)	Actual	As adjusted
Cash	$353	$
Debt:
Total short-term debt(1)	1,250
Long-term debt:
Notes offered hereby	—
2029 Notes	1,000	1,000
2032 Notes	1,500	1,500
2033 Notes	500	500
2034 Notes	750	750
2042 Notes	500	500
2052 Notes	1,250	1,250
2052 Hybrid Notes	1,000	1,000
2054 Hybrid Notes	750	750
2064 Hybrid Notes	600	600
Other long-term debt(2)	262	262
Total long-term debt	8,112
Debt of consolidated investment entities	1,508	1,508
Total debt	$10,870	$
Equity:
Common stock, $0.01 par value; 2,500,000,000 shares authorized; 650,189,849 shares issued	7	7
Preferred Stock	493	493
Treasury stock	(5,908)	(5,908)
Additional paid-in capital	8,151	8,151
Retained earnings	18,075	18,075
Accumulated other comprehensive loss	(10,167)	(10,167)
Total Corebridge Shareholders’ equity	10,651	10,651
Non-redeemable noncontrolling interest	722	722
Total equity	11,373	11,373
Total capitalization	$22,243	$
__________________
(1)Represents the 2027 Notes. See “Use of Proceeds.”
(2)Includes debt issuance costs.

DESCRIPTION OF NOTES
We have summarized below certain terms of the          % Senior Notes due 20           (the “Notes”). This summary supplements and amends the general description of the Notes contained in the accompanying prospectus. Any information regarding the Notes contained in this prospectus supplement that is inconsistent with information in the accompanying prospectus will apply and will supersede any inconsistent information in the accompanying prospectus.
You should refer to the Indenture, which is filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus form a part, between Corebridge and The Bank of New York Mellon, as Trustee, as further supplemented by the supplemental indenture governing the Notes. The Indenture, as so supplemented by the ninth supplemental indenture, to be dated as of                , 2026, is referred to as the “Indenture” in this prospectus supplement. The following summary of certain provisions of the Notes and the Indenture does not purport to be complete and is subject, and qualified in its entirety by reference, to all of the provisions of the Notes and the Indenture, including the definitions of terms therein. See “Where You Can Find More Information” in this prospectus supplement for details on how you may obtain a copy of the Indenture from us.
General
The Notes will be issued in an initial aggregate principal amount of $              and will mature on              20     , unless previously redeemed, or purchased and cancelled.
We may, without the consent of the holders of the Notes, increase the principal amount of the Notes by issuing additional notes on the same terms and conditions (except that the initial offering price, issue date and initial interest payment date may vary). Any additional notes shall be issued under a separate CUSIP or ISIN number, unless the additional notes are issued pursuant to a “qualified reopening” of the original series, are otherwise treated as part of the same “issue” of debt instruments or are issued with no more than a de minimis amount of original issue discount, in each case for U.S. federal income tax purposes. The Notes being offered by this prospectus supplement and any additional notes would rank equally and ratably and would be treated as a single class for all purposes of the Indenture.
The Notes will be denominated in U.S. dollars, and we will pay any payments under the Notes in U.S. dollars. The Notes do not provide for any sinking fund or permit holders to require us to repurchase the Notes.
The Notes will be issued in fully registered form without interest coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof and will be represented by Global Notes (as defined below) registered in the name of DTC or its nominee.
For so long as the Notes are in book-entry form, payments of principal and interest will be made in immediately available funds by wire transfer to DTC or its nominee. We may issue definitive Notes in the limited circumstances set forth in “—Book-Entry System” below.
“Business Day” for the purposes of the Notes means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.
Interest
The Notes will bear interest at the rate of          % per annum, payable semi-annually in arrears on each         and          , commencing on        , 2027 to holders of record on the immediately preceding        and           .
Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. On the maturity date of the Notes, holders will be entitled to receive 100% of the principal amount of the Notes plus accrued and unpaid interest, if any. If any interest payment date or the maturity date of the Notes falls on a day that is not a Business Day, we will make the required payment on the next succeeding Business Day, and no additional interest will accrue in respect of the payment made on that next succeeding Business Day.

Ranking
The Notes will be senior unsecured obligations of Corebridge and will rank equally with all of Corebridge’s other existing and future senior unsecured indebtedness, including the Existing Senior Notes. See “Risk Factors—Risks Relating to the Notes and this Offering—The Notes are effectively subordinated to any future secured debt of the Issuer and its subsidiaries.” The Notes will rank senior to the Existing Hybrid Notes. In addition, the Notes will be structurally subordinated to all future and existing obligations of the Issuer’s subsidiaries (including liabilities to policyholders and contract holders), which are significant. See “Risk Factors—Risks Relating to the Notes and this Offering—The Notes will be structurally subordinated to the debt and other liabilities of the Issuer’s subsidiaries (including liabilities to policyholders and contract holders), which means that creditors of the Issuer’s subsidiaries will be paid from these subsidiaries’ assets before holders of the Notes would have any claims to those assets.”
Corebridge expects that, following the closing of the Proposed Transaction, the Notes will be made structurally pari passu with the outstanding debt of Equitable. However, the manner in which the Notes will be made structurally pari passu with the outstanding debt of Equitable has not yet been determined, and there can be no assurance that the Notes will be made, and, if made, will continue to be, structurally pari passu. See “Risk Factors—Risks Relating to the Notes and this Offering—We cannot guarantee that the Notes will be made structurally pari passu with Equitable’s debt following the Proposed Transaction or that such relative structural position will be maintained and in such event Equitable will not be an obligor or guarantor with respect to the Notes.”
Corebridge is a holding company with no direct operations. Corebridge conducts all of its business operations through its subsidiaries, meaning it derives substantially all of its operating income from, and holds substantially all of its assets through, its subsidiaries. As a result, Corebridge’s ability to meet its obligations on the Notes and its other debt obligations depends on its ability to receive distributions from its subsidiaries. The Notes will not be guaranteed by any subsidiary of Corebridge.
Optional Redemption
Prior to                            (              months prior to the maturity date of the Notes) (the “Par Call Date”), Corebridge may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
•(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus              basis points, less (b) interest accrued under the Notes to be redeemed to the date of redemption; and
•100% of the principal amount of the Notes to be redeemed,
plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.
On or after the Par Call Date, Corebridge may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.
“Treasury Rate” means, with respect to any redemption date, the yield determined by Corebridge in accordance with the following two paragraphs.
The Treasury Rate shall be determined by Corebridge after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading).

In determining the Treasury Rate, Corebridge shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than the Remaining Life and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the redemption date H.15 or any successor designation or publication is no longer published, Corebridge shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no U.S. Treasury security maturing on the Par Call Date but there are two or more U.S. Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, Corebridge shall select the U.S. Treasury security with a maturity date preceding the Par Call Date. If there are two or more U.S. Treasury securities maturing on the Par Call Date or two or more U.S. Treasury securities meeting the criteria of the preceding sentence, Corebridge shall select from among these two or more U.S. Treasury securities the U.S. Treasury security that is trading closest to par based upon the average of the bid and asked prices for such U.S. Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable U.S. Treasury security shall be based upon the average of the bid and asked prices (expressed in each case as a percentage of its principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
Corebridge’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least five business days but not more than 60 days before the redemption date to each holder of Notes to be redeemed.
In the case of a partial redemption, selection of definitive Notes for redemption will be made by lot by the Trustee. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Notes are to be redeemed in part only, the notice of redemption will state the portion of the principal amount of Notes to be redeemed. With respect to definitive Notes, a new definitive Note in a principal amount equal to the unredeemed portion of such Note will be issued in the name of the holder of such Note upon surrender for cancellation of the original definitive Note. For so long as the Notes are held by DTC (or another depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the depositary.
Unless Corebridge defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes or portions thereof called for redemption. If a redemption date falls on a day that is not a Business Day, Corebridge will make the required payment on the next succeeding Business Day, and no additional interest will accrue in respect of the payment made on that next succeeding Business Day.
The Trustee will not be responsible for calculating, or for verifying Corebridge’s calculation of, the redemption price.
Limitation on Liens Covenant
So long as any Notes are outstanding, Corebridge will not, and will not permit any of its subsidiaries to, directly or indirectly, create, issue, assume, incur or guarantee any indebtedness for money borrowed (other than non-recourse indebtedness) which is secured by a mortgage, pledge, lien, security interest or other encumbrance of any nature on any of the present or future voting stock of a Designated Subsidiary (as defined below) unless the Notes and, if Corebridge so elects, any of its other indebtedness ranking at least pari passu with the Notes, are secured equally and ratably with (or prior to) such other secured indebtedness so long as such indebtedness is so secured.
“Designated Subsidiary” means:
•AGL and VALIC;
•any successor to all or substantially all of the business of AGL and VALIC that is also a direct or indirect subsidiary of Corebridge; or
•any entity (other than Corebridge) having direct or indirect control of AGL and VALIC or any such successor.
Other than the covenant described above and the provisions described in “—Mergers and Similar Transactions” and “—Limitations on Dispositions of Stock of Certain Subsidiaries” below, the Indenture or the Notes do not contain other provisions that afford holders of the Notes protection in the event we:
•engage in a change of control transaction;
•subject to the covenant discussed above, issue secured debt or secure existing unsecured debt;
•issue debt securities or otherwise incur additional unsecured indebtedness or other obligations;
•purchase or redeem or make any payments in respect of capital stock or other securities ranking junior in right of payment to the Notes;
•sell assets;
•pay dividends;
•enter into transactions with related parties; or
•conduct other similar transactions that may adversely affect the holders of the Notes.
See “Risk Factors—Risks Relating to the Notes and this Offering—The terms of the Indenture and the Notes provide only limited protection against significant events that could adversely impact your investment in the Notes” for a further discussion of the limited protections provided to holders of the Notes.
Limitations on Dispositions of Stock of Certain Subsidiaries
So long as any Notes are outstanding and subject to the provisions of the Indenture regarding mergers, consolidations and sales of assets, the Issuer will not, and will not permit any of its subsidiaries to, sell or otherwise dispose of any shares of capital stock (other than preferred stock having no voting rights of any kind) of any Designated Subsidiary, except for, in each case:
•a sale or other disposition of any of such stock to the Issuer or one of our wholly owned subsidiaries;
•a sale or other disposition of all of such stock for at least fair market value (as determined by the board of directors of the company effecting such sale or disposition, acting in good faith); or
•a sale or other disposition required to comply with an order of a court or regulatory authority of competent jurisdiction.
Mergers and Similar Transactions
We are generally permitted to consolidate or merge with another company or firm. We are also permitted to sell, convey, lease or otherwise transfer all or substantially all our assets to another company or firm. However, we may not take any of these actions unless we are selling, conveying, leasing or otherwise transferring all or substantially all of our assets to one of Corebridge’s direct or indirect wholly owned subsidiaries or both the following conditions are met:
•When we merge or consolidate out of existence or sell, convey, lease or otherwise transfer all or substantially all our assets, the other company or firm is not organized under a foreign country’s laws — that is, the other company must be a corporation, partnership or trust organized under the laws of a state of the United States or the District of Columbia or under federal law — and it agrees to be legally responsible for the Notes; and
•The merger, sale of assets or other transaction does not cause a default on the Notes, and we are not already in default (unless the merger or other transaction would cure the default). For purposes of this no-default test, a default would include an event of default that has occurred and not been cured. A default for this purpose would also include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded.
This prohibition will not apply to (i) the direct or indirect conveyance or transfer of all or any portion of the capital stock, assets or liabilities of any of Corebridge’s direct or indirect wholly owned subsidiaries to Corebridge or any of its direct or indirect wholly owned subsidiaries or (ii) the consolidation or merger of any of Corebridge’s direct or indirect wholly owned subsidiaries with and into Corebridge.
If the conditions described above are satisfied with respect to the Notes, we will not need to obtain the approval of the holders of the Notes in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell, convey, lease or otherwise transfer all or substantially all our assets to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control but in which we do not merge or consolidate and any transaction in which we do not sell, convey, lease or otherwise transfer all or substantially all our assets. It is possible that this type of transaction may result in a reduction in our credit rating, or may impair our operating results or our financial condition. Holders of our Notes, however, will have no approval right with respect to any transaction of this type. The holders of the Notes do not have approval rights with respect to the Proposed Transaction.
Modification and Waiver of the Notes
There are three types of changes we can make to the Indenture and the Notes.
Changes Requiring Approval of All Holders. First, there are changes that cannot be made to the Indenture or the Notes without specific approval of each holder of a Note. Affected Notes may be all or less than all of the Notes issued under the Indenture. Following is a list of those types of changes:
•change the stated maturity of the principal or interest on any Note;
•reduce any amounts due on any Note;
•reduce the amount of principal payable upon acceleration of the maturity of any Note (including the amount payable on an original issue discount Note) following a default;
•change the place or currency of payment on any Note;
•impair a holder’s right to sue for payment;
•reduce the percentage of holders of the Notes whose consent is needed to modify or amend the Indenture;
•reduce the percentage of holders of the Notes whose consent is needed to waive compliance with certain provisions of the Indenture or to waive certain defaults;
•reduce the requirements contained in the Indenture for quorum or voting; or
•modify any other aspect of the provisions dealing with modification and waiver of the Indenture.

Changes Requiring a Majority Vote. The second type of change to the Indenture and the Notes is the kind that requires a vote in favor by holders of the Notes owning not less than a majority of the principal amount of the Notes. Most changes fall into this category, except for clarifying changes and certain other changes that would not adversely affect in any material respect holders of the Notes. We may also obtain a waiver of a past default from the holders of the Notes owning a majority of the principal amount of the Notes. However, we cannot obtain a waiver of a payment default or any other aspect of the Indenture or the Notes listed in the first category described above under “—Changes Requiring Approval of All Holders” unless we obtain the individual consent of each holder to the waiver.
Changes Not Requiring Approval. The third type of change to the Indenture and the Notes does not require any vote by holders of the Notes. This type is limited to clarifications and certain other changes that would not adversely affect in any material respect holders of the Notes.
We may also make changes or obtain waivers that do not adversely affect in any material respect a particular Note, even if they affect other Notes. In those cases, we do not need to obtain the approval of the holder of that Note; we need only obtain any required approvals from the holders of the affected Notes.
Further Details Concerning Voting. Notes owned by us or any other obligor upon the Notes or any of our affiliates or such other obligor’s affiliates will be disregarded. Notes will not be considered outstanding, and therefore not eligible to vote, if we have given a notice of redemption and deposited or set aside in trust for the holders’ money for the payment or redemption of such Notes. Notes will also not be eligible to vote if they have been fully defeased as described under “Description of Debt Securities—Discharge, Legal Defeasance and Covenant Defeasance—Full Defeasance” in the accompanying prospectus.
We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding Notes that are entitled to vote or take other action under the Indenture. In certain limited circumstances, the Trustee will be entitled to set a record date for action by holders of the Notes. If we or the Trustee set a record date for a vote or other action to be taken by holders of the Notes that vote or action may be taken only by persons who are holders of outstanding Notes on the record date. We or the Trustee, as applicable, may shorten or lengthen the period during which holders may take action.
BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS, BROKERS OR OTHER FINANCIAL INSTITUTIONS FOR INFORMATION ON HOW TO GIVE NOTICE OR DIRECTION TO OR MAKE A REQUEST OF THE TRUSTEE AND TO MAKE OR CANCEL A DECLARATION OF ACCELERATION.
Defeasance
The defeasance provisions of the Indenture described under “Description of Debt Securities—Discharge, Legal Defeasance and Covenant Defeasance” in the accompanying prospectus will apply to the Notes.
Events of Default
A holder of Notes will have special rights if an event of default occurs and is not cured, as described later in this subsection.
What Is An Event of Default? The term “event of default” means any of the following (whatever the reason for such event of default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or order, rule or regulation of an administrative or governmental body):
•We do not pay the principal of or any premium on the Notes within five days of its due date;
•We do not pay interest on the Notes within 30 days of its due date;

•We remain in breach of any covenant or warranty of the Indenture for 60 days after we receive a notice of default stating we are in breach. The notice must be sent by either the Trustee or holders of 25% of the principal amount of the Notes; or
•We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur.
Remedies If an Event of Default Occurs. If an event of default occurs and has not been cured, the Trustee or the holders of at least 25% in principal amount of the Notes may declare the entire principal amount (or, in the case of original issue discount securities, the portion of the principal amount that is specified in the terms of the affected Note) of all the Notes to be due and immediately payable. This is called a declaration of acceleration of maturity. However, a declaration of acceleration of maturity may be cancelled, but only before a judgment or decree based on the acceleration has been obtained, by the holders of at least a majority in principal amount of the Notes, provided that all other defaults have been cured and all payment obligations have been made current.
The Trustee is not required to take any action under the Indenture at the request of any holders unless the holders offer the Trustee protection satisfactory to the Trustee from expenses and liability called an indemnity. If an indemnity satisfactory to the Trustee is provided, the holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the Trustee. These majority holders may also direct the Trustee in performing any other action under the Indenture with respect to the Notes.
Before a holder of Notes bypasses the Trustee and brings their own lawsuit or other formal legal action or takes other steps to enforce their rights or protect their interests relating to the Notes, the following must occur:
•The holder of the Note must give the Trustee written notice that an event of default has occurred and remains uncured;
•The holders of 25% in principal amount of all outstanding Notes must make a written request that the Trustee take action because of the default, and they must offer indemnity satisfactory to the Trustee against the costs, expenses and liabilities of taking that action; and
•The Trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity.
However, a holder of Notes is entitled at any time to bring a lawsuit for the payment of money due on their Notes on or after its due date.
We will give to the Trustee every year a written statement of certain of our officers certifying that to their knowledge we are in compliance with the Indenture and the Notes, or else specifying any default.
Book-Entry System
The Notes will be issued in the form of one or more permanent registered securities in global form (“Global Notes”), registered in the name of DTC or its nominee. Purchasers of the Notes may hold beneficial interests in the Global Notes through DTC, or through the accounts that Clearstream and Euroclear maintain as participants in DTC. For more information concerning DTC and its book-entry system as well as Clearstream and Euroclear, see “Book-Entry Procedures for the Global Notes” in the accompanying prospectus.
Notes represented by Global Notes will be exchangeable for Note certificates, registered in the names of owners of beneficial interests in the Global Notes, with the same terms and in authorized denominations, only if:
•The depositary notifies us that it is unwilling, unable or no longer permitted under applicable law to continue as depositary for the Global Notes and we do not appoint another institution to act as depositary within 90 days;
•We notify the Trustee that we wish to terminate the Global Notes; or
•An event of default has occurred with regard to the Notes and has not been cured or waived.

In any such instance, an owner of a beneficial interest in the Global Notes will be entitled to physical delivery of the Notes represented by the Global Notes equal in principal amount to that beneficial interest and to have those Notes registered in its name. Notes so issued will be in definitive registered form, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Notes so registered can be transferred by presentation for registration of transfer to the transfer agent at its corporate trust office and must be duly endorsed by the holder or his attorney duly authorized in writing, or accompanied by a written instrument or instruments of transfer in form satisfactory to us or the Trustee duly executed by the holder or its attorney duly authorized in writing. We may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of definitive Notes.
If the Global Notes are terminated, only DTC, as depositary, and not we or the Trustee, is responsible for deciding the names of the persons in whose names the Notes delivered in exchange will be registered and, therefore, who will be the holders of those Notes.
Concerning the Trustee
The Bank of New York Mellon is one of Corebridge’s lenders and from time to time provides other banking services to Corebridge and its subsidiaries.
The Bank of New York Mellon serves as the Trustee under the Indenture and also the paying agent and the transfer agent and registrar for the Notes, the Existing Senior Notes and the Existing Hybrid Notes. Consequently, if an actual or potential event of default occurs with respect to the Notes offered by this prospectus supplement and the accompanying prospectus, the Trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act. In that case, the Trustee may be required to resign under one or more of the indentures and we would be required to appoint a successor Trustee. For this purpose, a “potential event of default” means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded. We have entered, and from time to time may continue to enter, into banking or other relationships with The Bank of New York Mellon or its affiliates.
We will pay interest, principal and any other money due on the Notes at our office or agency in Pittsburgh, Pennsylvania, which initially will be the corporate trust office of the Trustee currently located at 500 Ross Street, 12th Floor, Pittsburgh, Pennsylvania 15262. We may also choose to pay interest by mailing checks. As long as the Notes are in global form and registered in the name of a depositary or its nominee, payment on the Notes will be made in accordance with the procedures of such depositary. No service charge will be made for any registration of transfer or exchange of the Notes, except for any tax or other governmental charge that may be imposed in connection therewith.
Governing Law
The Indenture and the Notes will be governed by, and construed in accordance with, the laws of the State of New York.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a discussion of certain U.S. federal income tax considerations relating to the purchase, ownership and disposition of the Notes by U.S. holders and non-U.S. holders (each as defined below) that purchase such Notes at their issue price (generally the first price at which a substantial amount of the Notes is sold, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) pursuant to this offering and hold such Notes as capital assets. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations promulgated or proposed thereunder and administrative and judicial interpretations thereof, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect, or to different interpretation. This discussion does not address all of the U.S. federal income tax considerations that may be relevant to specific holders (as defined below) in light of their particular circumstances (including holders that are directly or indirectly related to Corebridge and accrual method holders that have an “applicable financial statement”) or to holders subject to special treatment under U.S. federal income tax law (such as banks, insurance companies, dealers in securities or other holders that generally mark their securities to market for U.S. federal income tax purposes, private university endowments and other tax-exempt entities, retirement plans, regulated investment companies, real estate investment trusts, certain former citizens or residents of the United States, nonresident individuals present in the United States for more than 182 days, holders that hold a Note as part of a straddle, hedge, conversion or other integrated transaction or U.S. holders that have a “functional currency” other than the U.S. dollar). This discussion does not address any U.S. state or local or non-U.S. tax considerations or any U.S. federal estate, gift or alternative minimum tax considerations.
As used in this discussion, the term “U.S. holder” means a beneficial owner of a Note that, for U.S. federal income tax purposes, is (i) an individual who is a citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source or (iv) a trust (x) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (y) that has in effect a valid election under applicable U.S. Treasury regulations to be treated as a U.S. person.
As used in this discussion, the term “non-U.S. holder” means a beneficial owner of a Note that is neither a U.S. holder nor a partnership for U.S. federal income tax purposes, and the term “holder” means a U.S. holder or a non-U.S. holder.
If an entity treated as a partnership for U.S. federal income tax purposes invests in a Note, the U.S. federal income tax considerations relating to such investment will depend in part upon the status and activities of such entity and the particular partner. Any such entity should consult its own tax advisor regarding the U.S. federal income tax considerations applicable to it and its partners relating to the purchase, ownership and disposition of a Note.
EACH PERSON CONSIDERING AN INVESTMENT IN THE NOTES SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES.
Certain Additional Payments
In certain circumstances, Corebridge is required to make payments on the Notes other than stated principal and interest. U.S. Treasury regulations provide special rules for contingent payment debt instruments that, if applicable, could cause the timing, amount and character of a holder’s income, gain or loss with respect to the Notes to be different from those described below. Corebridge intends to treat the possibility of its making any of the above payments as not causing the Notes to be contingent payment debt instruments. Corebridge’s treatment will be binding on all holders, except a holder that discloses its differing treatment in a statement attached to its timely filed U.S. federal income tax return for the taxable year during which such holder acquired its Notes. However, Corebridge’s treatment is not binding on the U.S. Internal Revenue Service (the “IRS”). If the IRS were to challenge Corebridge’s treatment, a holder might be required to accrue income on the Notes in excess of stated interest and to treat as ordinary income, rather than capital gain, gain recognized on the disposition of the Notes. In any event, if

Corebridge actually makes any such payment, the timing, amount and character of a holder’s income, gain or loss with respect to the Notes may be affected. The remainder of this discussion assumes that the Notes will not be treated as contingent payment debt instruments.
U.S. Holders
Interest on the Notes
In general, interest payable on a Note will be taxable to a U.S. holder as ordinary interest income when it is received or accrued, in accordance with such U.S. holder’s regular method of accounting for U.S. federal income tax purposes. It is expected, and this discussion assumes, that the Notes will be issued without original issue discount (“OID”) for U.S. federal income tax purposes or with less than the de minimis threshold for OID. In general, however, if the Notes are issued with OID at or above a de minimis threshold, a U.S. holder will be required to include OID in gross income, as ordinary income, under a “constant-yield method” before the receipt of cash attributable to such income, regardless of the U.S. holder’s regular method of accounting for U.S. federal income tax purposes.
Sale, Exchange, Retirement or Other Disposition of the Notes
Upon the sale, exchange, retirement or other disposition of a Note, a U.S. holder generally will recognize gain or loss in an amount equal to the difference between the amount realized on such sale, exchange, retirement or other disposition (other than any amount attributable to accrued stated interest, which, if not previously included in such U.S. holder’s income, will be taxable as interest income to such U.S. holder) and such U.S. holder’s adjusted tax basis in such note. Any gain or loss so recognized generally will be capital gain or loss and will be long-term capital gain or loss if such U.S. holder has held such note for more than one year at the time of such sale, exchange, retirement or other disposition. Net long-term capital gain of certain non-corporate U.S. holders generally is subject to preferential rates of tax. The deductibility of capital losses is subject to limitations.
Medicare Tax
In addition to regular U.S. federal income tax, certain U.S. holders that are individuals, estates or trusts are subject to a 3.8% tax on all or a portion of their “net investment income,” which may include all or a portion of their interest income on a Note and net gain from the sale, exchange, retirement or other disposition of a Note.
Information Reporting and Backup Withholding
Information reporting generally will apply to payments to a U.S. holder of interest on, or proceeds from the sale, exchange, retirement or other disposition of, a Note, unless such U.S. holder is an entity that is exempt from information reporting and, when required, demonstrates this fact. Any such payment to a U.S. holder that is subject to information reporting generally will also be subject to backup withholding, unless such U.S. holder provides the appropriate documentation (generally, IRS Form W-9) to the applicable withholding agent certifying that, among other things, its taxpayer identification number is correct, or otherwise establishes an exemption.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability if the required information is furnished by such U.S. holder on a timely basis to the IRS.

Non-U.S. Holders
General
Subject to the discussion below under “—Information Reporting and Backup Withholding” and “—FATCA Withholding”:
(a)payments of principal, interest and premium with respect to a Note owned by a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax; provided that, in the case of amounts treated as payments of interest:
(i)such amounts are not effectively connected with the conduct of a trade or business in the United States by such non-U.S. holder;
(ii)such non-U.S. holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of Corebridge’s stock entitled to vote;
(iii)such non-U.S. holder is not a controlled foreign corporation described in section 957(a) of the Code that is related to Corebridge through stock ownership;
(iv)such non-U.S. holder is not a bank receiving such amounts on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and
(v)the certification requirements described below are satisfied; and
(b)a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on any gain recognized on the sale, exchange, retirement or other disposition of a Note, unless such gain is effectively connected with the conduct of a trade or business in the United States by such non-U.S. holder, in which event such gain generally will be subject to U.S. federal income tax in the manner described below.
The certification requirements referred to in clause (a)(v) above generally will be satisfied if the non-U.S. holder provides the applicable withholding agent with a statement (generally, on IRS Form W-8BEN or W-8BEN-E), signed under penalties of perjury, stating, among other things, that such non-U.S. holder is not a U.S. person. U.S. Treasury regulations provide additional rules for a Note held through one or more intermediaries or pass-through entities.
If the requirements set forth in clause (a)(ii)-(v) above are not satisfied with respect to a non-U.S. holder, amounts treated as payments of interest generally will be subject to U.S. federal withholding tax at a rate of 30%, unless another exemption is applicable. For example, an applicable tax treaty may reduce or eliminate this withholding tax if such non-U.S. holder provides the appropriate documentation (generally, IRS Form W-8BEN or W-8BEN-E) to the applicable withholding agent.
If a non-U.S. holder is engaged in the conduct of a trade or business in the United States, and if amounts treated as interest on a Note or gain recognized on the sale, exchange, retirement or other disposition of a Note are effectively connected with such trade or business, such non-U.S. holder generally will not be subject to U.S. federal withholding tax on such interest or gain; provided that, in the case of amounts treated as interest, such non-U.S. holder provides the appropriate documentation (generally, IRS Form W-8ECI) to the applicable withholding agent. Instead, such non-U.S. holder generally will be subject to U.S. federal income tax (but not the Medicare tax described above) on such interest or gain in substantially the same manner as a U.S. holder (except as provided by an applicable tax treaty). In addition, a non-U.S. holder that is treated as a corporation for U.S. federal income tax purposes may be subject to a branch profits tax at a rate of 30% (or a lower rate if provided by an applicable tax treaty) on its effectively connected income for the taxable year, subject to certain adjustments.

Information Reporting and Backup Withholding
Amounts treated as payments of interest on a Note to a non-U.S. holder and the amount of any U.S. federal tax withheld from such payments generally will be reported annually to the IRS and to such non-U.S. holder by the applicable withholding agent.
The information reporting and backup withholding rules that apply to payments of interest to certain U.S. holders generally will not apply to amounts treated as payments of interest to a non-U.S. holder if such non-U.S. holder certifies under penalties of perjury that it is not a U.S. person (generally by providing an IRS Form W-8BEN or W-8BEN-E to the applicable withholding agent) or otherwise establishes an exemption.
Proceeds from the sale, exchange, retirement or other disposition of a Note by a non-U.S. holder effected outside the United States through a non-U.S. office of a non-U.S. broker generally will not be subject to the information reporting and backup withholding rules that apply to payments to certain U.S. holders; provided that the proceeds are paid to the non-U.S. holder outside the United States. However, proceeds from the sale, exchange, retirement or other disposition of a Note by a non-U.S. holder effected through a non-U.S. office of a non-U.S. broker with certain specified U.S. connections or of a U.S. broker generally will be subject to these information reporting rules (but generally not to these backup withholding rules), even if the proceeds are paid to such non-U.S. holder outside the United States, unless such non-U.S. holder certifies under penalties of perjury that it is not a U.S. person (generally by providing an IRS Form W-8BEN or W-8BEN-E to the applicable withholding agent) or otherwise establishes an exemption. Proceeds from the sale, exchange, retirement or other disposition of a Note by a non-U.S. holder effected through a U.S. office of a broker generally will be subject to these information reporting and backup withholding rules, unless such non-U.S. holder certifies under penalties of perjury that it is not a U.S. person (generally by providing an IRS Form W-8BEN or W-8BEN-E to the applicable withholding agent) or otherwise establishes an exemption.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability if the required information is furnished by such non-U.S. holder on a timely basis to the IRS.
FATCA Withholding
Under the Foreign Account Tax Compliance Act provisions of the Code and related U.S. Treasury guidance (“FATCA”), a withholding tax of 30% will be imposed in certain circumstances on payments of interest on the Notes. In the case of payments made to a “foreign financial institution” (such as a bank, a broker, an investment fund or, in certain cases, a holding company), as a beneficial owner or as an intermediary, this tax generally will be imposed, subject to certain exceptions, unless such institution (i) has agreed to (and does) comply with the requirements of an agreement with the United States (an “FFI Agreement”) or (ii) is required by (and does comply with) applicable foreign law enacted in connection with an intergovernmental agreement between the United States and a foreign jurisdiction (an “IGA”) to, among other things, collect and provide to the U.S. tax authorities or other relevant tax authorities certain information regarding U.S. account holders of such institution and, in either case, such institution provides the withholding agent with a certification as to its FATCA status. In the case of payments made to a foreign entity that is not a financial institution (as a beneficial owner), the tax generally will be imposed, subject to certain exceptions, unless such entity provides the withholding agent with a certification as to its FATCA status and, in certain cases, identifies any “substantial” U.S. owner (generally, any specified U.S. person that directly or indirectly owns more than a specified percentage of such entity). If a Note is held through a foreign financial institution that has agreed to comply with the requirements of an FFI Agreement or is subject to similar requirements under applicable foreign law enacted in connection with an IGA, such foreign financial institution (or, in certain cases, a person paying amounts to such foreign financial institution) generally will be required, subject to certain exceptions, to withhold tax on payments made to (i) a person (including an individual) that fails to provide any required information or documentation or (ii) a foreign financial institution that has not agreed to comply with the requirements of an FFI Agreement and is not subject to similar requirements under applicable foreign law enacted in connection with an IGA. Each holder should consult its own tax advisor regarding the application of FATCA to the Notes.

CERTAIN ERISA CONSIDERATIONS
The following is a summary of certain considerations associated with the purchase of the Notes by employee benefit plans that are subject to Title I of ERISA, plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities and accounts whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”).
General Fiduciary Matters
ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (a “Covered Plan”) and prohibit certain transactions involving the assets of a Covered Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Covered Plan or the management or disposition of the assets of such a Covered Plan, or who renders investment advice for a fee or other compensation to such a Covered Plan, is generally considered to be a fiduciary of the Covered Plan.
In considering an investment in the Notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Laws relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control, conflicts of interest and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws. In addition, each Plan should consider the fact that none of the Issuer, the underwriters or any of their affiliates will act as a fiduciary with respect to the Plan’s decision to invest its assets in the Notes or with respect to the operation and management of the Issuer. None of the Issuer, the underwriters nor any of their affiliates is undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, with respect to a Plan’s decision to invest in the Notes, and such decision must be made by each prospective Plan investor on an arm’s length basis.
Prohibited Transaction Issues
Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of a Covered Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of Notes by a Covered Plan with respect to which the Issuer or the underwriters are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption.
In this regard, the DOL has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition and holding of the Notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts, and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the Issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Covered Plan involved in the transaction and provided further that the Covered Plan pays no more and receives no less than adequate consideration in connection with the transaction. There can be no assurance that any exemption will apply to all possible prohibited transactions that might occur in connection with an investment in the Notes, or that all of the conditions of any such exemptions will be satisfied.
Governmental plans, non U.S. plans and certain church plans, while not subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code, may nevertheless be subject to Similar Laws which may affect their investment in the Notes. Any fiduciary of such a governmental, non U.S. or church plan considering an investment in the Notes should consult with its counsel before purchasing the Notes to consider the applicable fiduciary standards and to determine the need for, and, if necessary, the availability of, any exemptive relief under any applicable Similar Laws.
Because of the foregoing, the Notes should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or a similar violation of any applicable Similar Laws.
Representations
Accordingly, by acceptance of a Note (including any interest in a Note) each purchaser and subsequent transferee of a Note will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire and hold the Notes constitutes assets of any Plan or (ii) the purchase and holding of the Notes by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.
Additionally, each purchaser of a Note that is using assets of any Covered Plan to acquire or hold a Note (including any interest in a Note) will be deemed to represent that none of the Issuer, the underwriters nor any of the Issuer’s or the underwriters’ respective affiliates has acted as the Covered Plan’s fiduciary, or has been relied upon for any advice, with respect to the purchaser’s decision to acquire, hold, or dispose of any Notes.
The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the Notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase, holding, and disposition of the Notes. Neither this discussion nor anything in this offering memorandum is or is intended to be investment advice directed at any potential purchaser that is a Plan, or at such purchasers and holders generally, and such purchasers and holders should consult and rely on their counsel and advisors as to whether an investment in the Notes is consistent with ERISA, the Code and any Similar Laws, as applicable.
Purchasers of the Notes have the exclusive responsibility for ensuring that their purchase, holding, and disposition of the Notes complies with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA, the Code or applicable Similar Laws.

UNDERWRITING (CONFLICTS OF INTEREST)
BofA Securities, Inc., BNP Paribas Securities Corp., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, RBC Capital Markets, LLC and Wells Fargo Securities, LLC are acting as representatives (the “Representatives”) of each of the underwriters named below. Subject to the terms and conditions to be set forth in an underwriting agreement (the “Underwriting Agreement”) between Corebridge and the Representatives, Corebridge has agreed to sell to the underwriters, and each of the underwriters have agreed, severally and not jointly, to purchase from Corebridge, together with all other underwriters, Notes in the principal amount listed opposite their names in the following table:

Underwriter	Principal Amount of Notes
BofA Securities, Inc.	$
BNP Paribas Securities Corp.
Citigroup Global Markets Inc.
J.P. Morgan Securities LLC
RBC Capital Markets, LLC
Wells Fargo Securities, LLC
Total	$
The Underwriting Agreement provides that the obligations of the underwriters to purchase the Notes included in this offering are subject to certain conditions precedent. The underwriters are committed to take and pay for all the Notes being offered, if any are taken. The offering of the Notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
Corebridge has been advised by the Representatives that the Notes sold by the underwriters to the public will initially be offered at the price set forth on the cover of this prospectus supplement. Any Notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price of up to           % of the principal amount of the Notes. Any such securities dealers may resell the Notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price of up to            % of the principal amount of the Notes. After the initial offering of the Notes to the public, the underwriters may from time to time change the public offering price and other selling terms.
The following table shows the per Note and total underwriting discount to be paid to the underwriters by us.

Per Note	%
Total	$
Corebridge has agreed, during the period from the date of the Underwriting Agreement through one day following consummation of this offering not to offer, sell or contract to sell, pledge or otherwise dispose of, directly or indirectly, or announce the offering of, any debt securities issued or guaranteed by Corebridge that have a tenor of more than one year after the consummation of this offering and that rank pari passu with, and otherwise are substantially similar to, the Notes, without the prior written consent of the Representatives.
We estimate that the total out-of-pocket expenses of this offering payable by the Issuer, excluding the underwriting discount, will be approximately $3.0 million.
The underwriters intend to offer the Notes for sale primarily in the United States either directly or through affiliates or other dealers acting as selling agents. The underwriters may also offer the Notes for sale outside the United States either directly or through affiliates or other dealers acting as selling agents.
The Notes will constitute a new class of securities with no established trading market. Corebridge does not intend to list the Notes on any national securities exchange. Certain of the underwriters have advised us that they currently intend to make a market in the Notes. However, they are not obligated to do so, and any market making with respect to the Notes may be discontinued without notice at their sole discretion. Any market making activity will be subject to limits imposed by law. Further, the ability of the underwriters to make a market in the Notes may be impacted by changes in regulatory requirements applicable to the marketing, holding and trading of, and issuing quotations with respect to, the Notes. Accordingly, Corebridge cannot assure you as to the development or liquidity of any trading market for the Notes. See “Risk Factors—Risks Relating to the Notes and this Offering—There is currently no market for the Notes and Corebridge cannot assure you that an active trading market for the Notes will develop. The Notes may trade at prices below the price you paid for them.” and “Risk Factors—Risks Relating to the Notes and this Offering—If an active trading market for the Notes does develop, changes in the credit ratings of the Issuer or its subsidiaries or the debt markets as well as other factors could adversely affect the market price of the Notes.”
The Issuer has agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
Alternative Settlement Cycle
Corebridge expects to deliver the Notes against payment for the Notes on or about           , 2026, which will be the third business day following the date of this prospectus supplement (this settlement cycle being referred to as “T+3”). Pursuant to Rule 15c6-1 under the Exchange Act , trades in the secondary market generally are required to settle in one business day, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes more than one business day prior to their date of delivery will be required to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.
Price Stabilization, Short Positions and Penalty Bid
In connection with this offering, the underwriters may purchase and sell the Notes in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater amount of Notes than they are required to purchase in this offering. Covering transactions involve purchases of Notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions involve bids to purchase Notes so long as the stabilizing bids do not exceed a specified maximum.
The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the Representatives have repurchased Notes sold by or for the account of such underwriter in stabilizing or short covering transactions.
Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales, as well as other purchases by the underwriters for their own accounts, may have the effect of raising or maintaining the market price of the Notes or preventing or slowing a decline in the market price of the Notes. As a result, the price of the Notes may be higher than the price that might otherwise exist in the open market or in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may be discontinued at any time.
Neither Corebridge nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither Corebridge nor any of the underwriters make any representation that the Representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Electronic Distribution
This prospectus supplement and the accompanying prospectus in electronic format may be made available on the Internet sites or through other online services maintained by one or more underwriters participating in this offering, or by their respective affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter, prospective investors may be allowed to place orders online.

Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on an underwriter’s website and any information contained in any other website maintained by an underwriter is not part of this prospectus supplement and the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved and/or endorsed by Corebridge or any underwriter in its capacity as underwriter and should not be relied upon by investors.
Conflicts of Interest
We intend to use the net proceeds from this offering and cash on hand to redeem, repurchase or repay the $1,250 million outstanding aggregate principal amount of the 2027 Notes and to pay related premiums, accrued and unpaid interest, fees and expenses. Certain of the underwriters in this offering or their affiliates may own the 2027 Notes that are being redeemed, repurchased or repaid with the proceeds from this offering and, as a result, may receive a portion of the proceeds from this offering. Accordingly, affiliates of certain of the underwriters may receive a portion of the proceeds of the offering.
Other Relationships
The underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities.
In the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Certain underwriters or affiliates of the underwriters are party to our $3.0 billion revolving credit facility. JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities LLC, acted as administrative agent and several L/C agent, and (i) together with BofA Securities, Inc., Citibank, N.A., an affiliate of Citigroup Global Markets Inc., and Wells Fargo Securities, LLC, acted as joint lead arrangers and joint bookrunners, and (ii) together with Bank of America, N.A., an affiliate of BofA Securities, Inc., Citibank, N.A., an affiliate of Citigroup Global Markets Inc., Wells Fargo Bank, National Association, an affiliate of Wells Fargo Securities, LLC, BNP Paribas, an affiliate of BNP Paribas Securities Corp., and Royal Bank of Canada, an affiliate of RBC Capital Markets, LLC, are each a lender under such facility, Bank of America, N.A., an affiliate of BofA Securities, Inc., Citibank, N.A., an affiliate of Citigroup Global Markets Inc., and Wells Fargo Securities, LLC acted as syndication agents. BNP Paribas, an affiliate of BNP Paribas Securities Corp., and Royal Bank of Canada, an affiliate of RBC Capital Markets, LLC, acted as co-documentation agents.
Selling Restrictions
Other than in the United States, no action has been taken by Corebridge or the underwriters that would permit a public offering of the Notes, or possession or distribution of this prospectus supplement or the accompanying prospectus in any jurisdiction where action for that purpose is required. The Notes may not be offered or sold, directly or indirectly, nor may this prospectus supplement and the accompanying prospectus or any other offering material or advertisements in connection with the Notes be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and the accompanying prospectus come are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus.
Canada
The Notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement together with the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3А.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
European Economic Area
The Notes are not intended to be offered, sold or otherwise made available to and will not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For the purposes of this provision:
(a)the expression “retail investor” means a person who is one (or more) of the following:
(i)retail client, as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or
(ii)a customer within the meaning of Directive (EU) 2016/97 (as amended or superseded, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or
(iii)not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended or superseded, the “Prospectus Regulation”); and
(b)the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.
Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the Notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the Notes. Accordingly, any person making or intending to make an offer in that member state of Notes which are the subject of the offering contemplated in this prospectus supplement and the accompanying prospectus may only do so in circumstances in which no obligation arises for the Issuer or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation, in each case, in relation to such offer. Neither the Issuer nor the underwriters have authorized, nor do they authorize, the making of any offer of Notes in circumstances in which an obligation arises for the Issuer or the underwriters to publish or supplement a prospectus for such offer. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.
In relation to each member state of the EEA, an offer of Notes which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus will not be made to the public in that member state other than:
(a)to any legal entity which is a qualified investor as defined in the Prospectus Regulation;
(b)to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by the Issuer for any such offer; or
(c)in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of Notes shall require the Issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer of Notes to the public” in relation to any Notes in any member state means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.
United Kingdom
The Notes are not intended to be offered, sold, distributed or otherwise made available and will not be offered, sold, distributed or otherwise made available to any retail investor in the United Kingdom (“UK”). For the purposes of this provision:
(a)the expression “retail investor” means a person who is either one (or both) of the following:
(i)not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); or
(ii)not a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024 (the “POATRs”); and
(b)the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.
Consequently, no disclosure document required by the FCA Product Disclosure Sourcebook (“DISC”) for offering, selling or distributing the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering, selling or distributing the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the DISC and the Consumer Composite Investments (Designated Activities) Regulations 2024.

An offer of Notes which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus will not be made to the public in the UK other than:
(a)to any legal entity which is a qualified investor as defined in paragraph 15 of Schedule 1 to the POATRs;
(b)to fewer than 150 persons (other than qualified investors as defined in paragraph 15 of Schedule 1 to the POATRs) in the UK, subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by the Issuer for any such offer; or
(c)in any other circumstances falling within Part 1 of Schedule 1 to the POATRs.
For the purposes of this provision, the expression an “offer of Notes to the public” in relation to any Notes means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.
This prospectus supplement and the accompanying prospectus are only being distributed to and are only directed at (i) persons who are outside the UK or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.
Australia
No placement document, prospectus, product disclosure statement or other disclosure document (including as defined in the Corporations Act 2001 (Cth) (the “Corporations Act”)) has been or will be lodged with the Australian Securities and Investments Commission (“ASIC”) or any other governmental agency, in relation to this offering. This prospectus supplement and the accompanying prospectus do not constitute a prospectus, product disclosure statement or other disclosure document for the purposes of the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act. No action has been taken which would permit an offering of the Notes in circumstances that would require disclosure under Parts 6D.2 or 7.9 of the Corporations Act.
The Notes may not be offered for sale, nor may application for the sale or purchase or any Notes be invited in Australia (including an offer or invitation which is received by a person in Australia) and neither this prospectus supplement or accompanying prospectus nor any other offering material or advertisement relating to the Notes may be distributed or published in Australia unless, in each case:
(a)the aggregate consideration payable on acceptance of the offer or invitation by each offeree or invitee is at least A$500,000 (or its equivalent in another currency, in either case, disregarding moneys lent by the person offering the Notes or making the invitation or its associates) or the offer or invitation otherwise does not require disclosure to investors in accordance with Part 6D.2 or 7.9 of the Corporations Act;
(b)the offer, invitation or distribution complied with the conditions of the Australian financial services license of the person making the offer, invitation or distribution or an applicable exemption from the requirement to hold such license;
(c)the offer, invitation or distribution complies with all applicable Australian laws, regulations and directives (including, without limitation, the licensing requirements set out in Chapter 7 of the Corporations Act);
(d)the offer or invitation does not constitute an offer or invitation to a person in Australia who is a “retail client” as defined for the purposes of Section 761G of the Corporations Act; and
(e)such action does not require any document to be lodged with ASIC or the Australian Securities Exchange.

Hong Kong
Each underwriter has represented and agreed that:
(i)it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) and any rules made thereunder, or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O; and
(ii)it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Japan
The Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) (the “FIEA”). Accordingly, none of the Notes nor any interest therein have been or will be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of, any resident of Japan, except in each case (i) pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and (ii) in compliance with any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Korea
The Notes have not been and will not be registered with the Financial Services Commission of Korea under the Financial Investment Services and Capital Markets Act of Korea. Accordingly, the Notes have not been and will not be offered, sold or delivered, directly or indirectly, in Korea or to, or for the account or benefit of, any resident of Korea (as defined in the Foreign Exchange Transactions Law of Korea and its Enforcement Decree) or to others for re-offering or resale, except as otherwise permitted by applicable Korean laws and regulations. In addition, within one year following the issuance of the Notes, the Notes may not be transferred to any resident of Korea other than a qualified institutional buyer (as such term is defined in the Notes Issuance and Disclosure Regulations promulgated by the Financial Services Commission of Korea, a “Korean QIB”) registered with the Korea Financial Investment Association (the “KOFIA”) as a Korean QIB and subject to the requirement of monthly reports with the KOFIA of its holding of Korean QIB bonds as defined in the Notes Issuance and Disclosure Regulations promulgated by the Financial Services Commission of Korea, provided that (a) the Notes are denominated, and the principal and interest payments thereunder are made, in a currency other than Korean won, (b) the amount of the securities acquired by such Korean QIBs in the primary market is limited to less than 20 percent of the aggregate issue amount of the Notes, (c) the Notes are listed on one of the major overseas securities markets designated by the Financial Supervisory Service of Korea, or certain procedures, such as registration or report with a foreign financial investment regulator, have been completed for offering of the securities in a major overseas securities market, (d) the one-year restriction on offering, delivering or selling of securities to a Korean resident other than a Korean QIB is expressly stated in the securities, the relevant underwriting agreement, subscription agreement, and the prospectus supplement and the accompanying prospectus and (e) we and the underwriters shall individually or collectively keep the evidence of fulfillment of conditions (a) through (d) above after having taken necessary actions therefor.
Kuwait
Unless all necessary approvals from the Kuwait Capital Markets Authority or any other relevant Kuwait government agency required pursuant to Law No. 7 of 2010 and the bylaws thereto (as amended), its Executive

Regulations and the various Resolutions, Instructions and Announcements issued pursuant thereto or in connection therewith, have been given in relation to the marketing and sale of the Notes, these Notes may not be marketed, offered for sale, nor sold in the State of Kuwait (“Kuwait”). Neither this prospectus supplement or the accompanying prospectus (including any related document), nor any of the information contained herein or therein is intended to lead to the conclusion of any contract of whatsoever nature within Kuwait.
People’s Republic of China
The Notes are not being offered or sold and may not be offered or sold, directly or indirectly, in the People’s Republic of China (“PRC”) (for such purposes, not including the Hong Kong and Macau Special Administrative Regions or Taiwan), except as permitted by the securities laws of the PRC.
This prospectus supplement and the accompanying prospectus: (i) have not been filed with or approved by the PRC authorities; and (ii) do not constitute an offer to sell, or the solicitation of an offer to buy, any Notes in the PRC to any person to whom it is unlawful to make the offer of solicitation in the PRC.
The Notes may not be offered, sold or delivered, or offered, sold or delivered to any person for reoffering or resale or redelivery, in any such case directly or indirectly: (i) by means of any advertisement, invitation, document or activity which is directed at, or the contents of which are likely to be accessed or read by, the public in the PRC; or (ii) to any person within the PRC, other than in full compliance with the relevant laws and regulations of the PRC.
Investors in the PRC are responsible for obtaining all relevant government regulatory approvals/licenses, verification and/or registrations themselves, including, but not limited to, those which may be required by the China Securities Regulatory Commission, the State Administration of Foreign Exchange and/or the China Banking Regulatory Commission, and complying with all relevant PRC laws and regulations, including, but not limited to, all relevant foreign exchange regulations and/or securities investment regulations.
Singapore
Each underwriter has acknowledged that this prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented, warranted and agreed that it has not offered or sold any of the Notes or caused the Notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any Notes or cause the Notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement, the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.
Switzerland
This prospectus supplement and the accompanying prospectus does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations and the Notes will not be listed on the SIX Swiss Exchange. Therefore, this prospectus supplement and the accompanying prospectus may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, the Notes may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors who do not subscribe to the notes with a view to distribution. Any such investors will be individually approached by the underwriters from time to time.
Taiwan
The Notes have not been and will not be registered, filed with or approved by the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”), and/or other regulatory authority or agency of Taiwan pursuant to relevant securities laws and regulations of Taiwan, and have not been and will not be sold, issued or offered, directly or indirectly, in Taiwan to investors other than “professional investors” as defined under Article 4 of the Financial Consumer Protection Act of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the Notes in Taiwan, unless otherwise permitted by laws and regulations of Taiwan.
United Arab Emirates
The Notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (the “UAE”), including the Dubai International Financial Centre (the “DIFC”) or the Abu Dhabi Global Market (the “ADGM”) other than in compliance with the laws of the UAE, the DIFC and the ADGM governing the issue, offering and sale of securities.
Further, this prospectus supplement and the accompanying prospectus do not constitute an offer, sale or delivery of securities in the UAE (including the DIFC or the ADGM) and are not intended to be a public offer.
Each underwriter represents and agrees, and each person to whom this prospectus supplement and the accompanying prospectus (and any accompanying documents) have been issued understands, acknowledges and agrees that the prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the UAE, the Capital Market Authority, the Financial Services Regulatory Authority of the ADGM or the Dubai Financial Services Authority of the DIFC or any other licensing authorities of any of the free zones established and operating in the UAE.

VALIDITY OF THE NOTES
The validity of the Notes offered hereby will be passed upon for the Issuer by Debevoise & Plimpton LLP, New York, New York. Certain legal matters in connection with this offering of the Notes will be passed upon for the underwriters by Cleary Gottlieb Steen & Hamilton LLP, New York, New York. Cleary Gottlieb Steen & Hamilton LLP has from time to time provided, and may provide in the future, legal services to the Issuer and its affiliates.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to Corebridge Financial, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) of Equitable Holdings, Inc. incorporated in this prospectus supplement by reference to Corebridge Financial, Inc.’s Current Report on Form 8-K dated August 17, 2026 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS
Corebridge Financial, Inc.
Senior Debt Securities
Subordinated Debt Securities
Junior Subordinated Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants
Purchase Contracts
Units

By this prospectus, we may offer from time to time the securities described in this prospectus separately or together in any combination.
We will provide specific terms of any securities to be offered in supplements to this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference therein, carefully before you invest. A prospectus supplement may also change, add to, update, supplement or clarify information contained in this prospectus.
We will not use this prospectus to confirm sales of any of our securities unless it is attached to a prospectus supplement.
Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “CRBG.” Unless we state otherwise in this prospectus or an accompanying prospectus supplement, other than our common stock, we will not list any of these securities on any securities exchange.
We may offer and sell these securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis.

Investing in our securities involves risks. See “Risk Factors” beginning on page 10 of this prospectus and any risk factors described in any accompanying prospectus supplement and in our filings with the U.S. Securities and Exchange Commission (“SEC”) that are incorporated by reference into this prospectus and any accompanying prospectus supplement to read about factors you should consider before buying our securities.
Neither the SEC nor any state securities commission has approved or disapproved the securities described herein or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 5, 2023.

i

ABOUT THIS PROSPECTUS
This prospectus is part of an “automatic shelf” registration statement on Form S-3 that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. Under this shelf registration process, we are registering an unspecified amount of each class of the securities described in this prospectus, and we may sell any combination of the securities described in this prospectus in one or more offerings. In addition, we or any of our affiliates may use this prospectus and the applicable prospectus supplement in a remarketing or other resale transaction involving the securities after their initial sale. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that particular offering. Any prospectus supplement and any free writing prospectus may also add to, change, update, supplement or clarify information contained or incorporated by reference in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. The rules of the SEC allow us to incorporate by reference information into this prospectus. This information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. See “Incorporation by Reference.” You should read both this prospectus and any prospectus supplement together with additional information described under “Where You Can Find More Information.”
We have not authorized anyone to provide you with information different from, or in addition to, that contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any related free writing prospectus that we prepare or distribute. We take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus and any accompanying prospectus supplement in any jurisdiction in which it is unlawful to make such offer or solicitation. The information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus prepared by us is only accurate as of the date of the document containing such information, regardless of the time of delivery of this prospectus and any issue or sale of our securities.

CERTAIN IMPORTANT TERMS
We use the following capitalized terms in this prospectus:
•“AGL” means American General Life Insurance Company, a Texas insurance company;
•“AIG” means AIG Inc. and its subsidiaries, other than Corebridge and Corebridge’s subsidiaries, unless the context refers to AIG Inc. only;
•“AIG Bermuda” means AIG Life of Bermuda, Ltd, a Bermuda insurance company;
•“AIG Inc.” means American International Group, Inc., a Delaware corporation;
•“AMG” means AIG Asset Management (U.S.), LLC;
•“Argon” means Argon Holdco LLC, a wholly owned subsidiary of Blackstone Inc.;
•“BlackRock” means BlackRock Financial Management, Inc.;
•“Blackstone” means Blackstone Inc. and its subsidiaries;
•“Blackstone IM” means Blackstone ISG-I Advisors L.L.C.;
•“Blackstone Stockholders’ Agreement” means Stockholders’ Agreement, dated as of November 2, 2021, between Corebridge, AIG Inc. and Argon;
•“Board” means the Corebridge Financial, Inc. Board of Directors;
•“Corebridge Parent” means Corebridge Financial, Inc., a Delaware corporation;
•“Fortitude Re” means Fortitude Reinsurance Company Ltd., a Bermuda insurance company. AIG formed Fortitude Re in 2018 and sold substantially all of its ownership interest in Fortitude Re’s parent company in two transactions in 2018 and 2020 so that we currently own a less than a 3% indirect interest in Fortitude Re. In February 2018, AGL, VALIC and USL entered into modco reinsurance agreements with Fortitude Re and AIG Bermuda novated its assumption of certain long duration contracts from an affiliated entity to Fortitude Re. In the modco agreements, the investments supporting the reinsurance agreements, which reflect the majority of the consideration that would be paid to the reinsurer for entering into the transaction, are withheld by, and therefore continue to reside on the balance sheet of, the ceding company (i.e., AGL, VALIC and USL), thereby creating an obligation for the ceding company to pay the reinsurer (i.e., Fortitude Re) at a later date;
•“IPO” means the initial public offering by AIG of 80,000,000 shares of common stock at a price to the public of $21.00 per share, which closed on September 19, 2022;
•“LIMRA” means the Life Insurance Marketing and Research Association International, Inc.;
•“Organizational Documents” means the Corebridge Financial, Inc. Amended and Restated Certificate of Incorporation and Corebridge Financial Inc. Second Amended and Restated By-laws;
•“Tax Matters Agreement” means the Tax Matters Agreement between AIG and Corebridge, dated as of September 14, 2022;
•“USL” means The United States Life Insurance Company in the City of New York, a New York insurance company;
•“VALIC” means The Variable Annuity Life Insurance Company, a Texas insurance company; and
•“Corebridge,” “we,” “us,” “our” or the “Company” means Corebridge Parent and its subsidiaries, unless the context refers to Corebridge Parent only. References to “Corebridge,” “we,” “us,” “our” or the “Company”

in the descriptions of our securities below mean Corebridge Financial, Inc. and do not include the subsidiaries of Corebridge Financial, Inc.

MARKET AND INDUSTRY DATA
This prospectus and the documents incorporated by reference herein include estimates regarding market and industry data and forecasts, which are based on publicly available information, industry publications and surveys, reports from government agencies, reports by market research firms and our own estimates based on our management’s knowledge of, and experience in, the insurance industry and market segments in which we compete. Third-party industry publications and forecasts generally state that the information contained therein has been obtained from sources generally believed to be reliable. Information sourced from LIMRA regarding total annuity sales rankings includes the annuities we offer across our Individual Retirement and Group Retirement segments. Unless otherwise noted, all market data refers to the U.S. market. Although we have no reason to believe the foregoing information is not reliable, we have not independently verified this information and cannot guarantee its accuracy or completeness. This information is subject to a number of assumptions and limitations, and you are cautioned not to give undue weight to it. Our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed in “Special Note Regarding Forward-Looking Statements and Information” in this prospectus and the risk factors and other information contained in any applicable prospectus supplement and in our filings with the SEC that are incorporated by reference into this prospectus.

SERVICE MARKS, TRADEMARKS AND TRADE NAMES
We use various service marks, trademarks and trade names, such as VALIC and American General, our logo design and Corebridge, that we deem particularly important to the advertising activities conducted by each of our businesses, some of which are owned by AIG. Such service marks, trademarks and trade names are the property of our Company or licensed by our Company from AIG. This prospectus and the documents incorporated by reference herein also contains trademarks, service marks and trade names of other companies that are the property of their respective holders. We do not intend our use or display of such names or marks to imply relationships with, or endorsements of us by, any other company.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS AND INFORMATION
This prospectus, any accompanying prospectus supplement and the documents incorporated or deemed to be incorporated by reference herein or therein contain forward-looking statements and cautionary statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of terms such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “seeks,” “aims,” “projects,” “is optimistic,” “intends,” “targets,” “plans,” “estimates,” “anticipates” or other comparable terms. Forward-looking statements include, without limitation, all matters that are not historical facts. They appear in a number of places throughout this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein and include, without limitation, statements regarding our intentions, beliefs, assumptions or current plans and expectations concerning, among other things, financial position and future financial condition; results of operations; expected operating and non-operating relationships; ability to meet debt service obligations and financing plans; product sales; distribution channels; retention of business; investment yields and spreads; investment portfolio and ability to manage asset-liability cash flows; financial goals and targets; prospects; growth strategies or expectations; laws and regulations; customer retention; the outcome (by judgment or settlement) and costs of legal, administrative or regulatory proceedings, investigations or inspections, including, without limitation, collective, representative or class action litigation; the impact of our separation from AIG; the impact of the ongoing COVID-19 pandemic; geopolitical events, including the ongoing conflict in Ukraine; and the impact of prevailing capital markets and economic conditions.
Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes, including, without limitation, our actual results of operations, financial condition, liquidity and cash flows, and the development of the markets in which we operate, may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus, any accompanying prospectus supplement or the documents incorporated by reference herein. In addition, even if our results of operations, financial condition, liquidity and cash flows, and the development of the markets in which we operate, are consistent with the forward-looking statements contained in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein or therein, those results or developments may not be indicative of results or developments in subsequent periods. A number of important factors, including, without limitation, the risks and uncertainties discussed in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the documents incorporated by reference herein and therein, could cause actual results and outcomes to differ materially from those reflected in the forward-looking statements. Factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, without limitation:
•changes in interest rates and changes to credit spreads;
•the deterioration of economic conditions, an economic slowdown or recession, changes in market conditions, weakening in capital markets, volatility in equity markets, inflationary pressures, pressures on the commercial real estate market, stress and instability in the banking sector, uncertainty regarding approval of the U.S. federal government’s budget, and geopolitical tensions, including the continued armed conflict between Ukraine and Russia and the conflict in Israel and the surrounding areas;
•uncertainty related to the impact of COVID-19;
•the unpredictability of the amount and timing of insurance liability claims;
•unavailable, uneconomical or inadequate reinsurance or recaptures of reinsured liabilities;
•uncertainty and unpredictability related to our reinsurance agreements with Fortitude Re and its performance of its obligations under these agreements;
•our limited ability to access funds from our subsidiaries;
•our potential inability to refinance all or a portion of our indebtedness or to obtain additional financing;

•our inability to generate cash to meet our needs due to the illiquidity of some of our investments;
•the inaccuracy of the methodologies, estimations and assumptions underlying our valuation of investments and derivatives;
•a downgrade in our Insurer Financial Strength ratings or credit ratings;
•potential adverse impact to liquidity and other risks due to our participation in a securities lending program and a repurchase program;
•exposure to credit risk due to non-performance or defaults by our counterparties or our use of derivative instruments to hedge market risks associated with our liabilities;
•our ability to adequately assess risks and estimate losses related to the pricing of our products;
•the failure of third parties that we rely upon to provide and adequately perform certain business, operations, investment advisory, functional support and administrative services on our behalf;
•our inability to maintain the availability of critical technology systems and the confidentiality of our data;
•the ineffectiveness of our risk management policies and procedures;
•significant legal, governmental or regulatory proceedings;
•the ineffectiveness of our business strategy in accomplishing our objectives;
•the intense competition we face in each of our business lines and the technological changes that may present new and intensified challenges to our business;
•catastrophes, including those associated with climate change and pandemics;
•material changes to, or termination of, our investment advisory arrangements with AIG and Fortitude Re;
•changes in accounting principles and financial reporting requirements;
•our foreign operations, which may expose us to risks that may affect our operations;
•business or asset acquisitions and dispositions that may expose us to certain risks;
•our ability to compete effectively in a heavily regulated industry in light of new domestic or international laws and regulations or new interpretations of current laws and regulations;
•challenges associated with a variety of privacy and information security laws;
•impact on sales of our products and taxation of our operations due to changes in U.S. federal income or other tax laws or the interpretation of tax laws;
•our potential to be deemed an “investment company” under the Investment Company Act of 1940;
•differences between actual experience and the estimates used in the preparation of financial statements and modeled results used in various areas of our business;
•the ineffectiveness of our productivity improvement initiatives in yielding our expected expense reductions and improvements in operational and organizational efficiency;
•recognition of an impairment of our goodwill or the establishment of an additional valuation allowance against our deferred income tax assets as a result of our business lines underperforming or their estimated fair values declining;
•our inability to attract and retain key employees and highly skilled people needed to support our business;

•the impact of risks associated with our arrangements with Blackstone IM including risks related to limitations on our ability to terminate the Blackstone IM arrangements and related to our exclusive arrangements with Blackstone IM in relation to certain asset classes;
•the historical performance of AMG, Blackstone IM, BlackRock or any other external asset manager we retain not being indicative of the future results of our investment portfolio;
•challenges related to management of our investment portfolio due to increased regulation or scrutiny of investment advisers;
•our failure to replicate or replace functions, systems and infrastructure provided by AIG (including through shared service contracts) or our loss of benefits from AIG’s global contracts, and AIG’s failure to perform the services provided for in the transition services agreement entered into with AIG on September 14, 2022;
•the significant influence that AIG has over us and conflicts of interests arising due to such relationship;
•potentially higher U.S. federal income taxes due to our inability to file a single U.S. consolidated federal income tax return for five years following the IPO and our separation from AIG causing an “ownership change” for U.S. federal income tax purposes;
•risks associated with the Tax Matters Agreement with AIG and our potential liability for U.S. income taxes of the entire U.S. federal income tax group of which AIG is the common parent for all taxable years or portions thereof in which we (or our subsidiaries) were members of such group;
•certain provisions in our Organizational Documents;
•challenges related to compliance with applicable laws incident to being a public company, which is expensive and time-consuming;
•volatility in or declines in the market price of our common stock;
•the impact of AIG selling a controlling interest in our company to an unknown third party in a private transaction, which could include potential conflicts of interest among such third party and other stockholders; and
•applicable insurance laws, which could make it difficult to effect a change of control of our company.
You should read this prospectus, any accompanying prospectus supplement and the documents incorporated or deemed to be incorporated by reference herein or therein completely and with the understanding that actual future results may be materially different from expectations. All forward-looking statements made in this prospectus, any accompanying prospectus supplement and the documents incorporated or deemed to be incorporated by reference herein or therein are qualified by these cautionary statements. Any forward-looking statements are made only as of the date on which they are made, and we do not undertake any obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, and changes in future operating results over time or otherwise.
Other risks, uncertainties and factors, including the risk factors and other information in our most recent Annual Report on Form 10-K and in our other filings with the SEC incorporated by reference into this prospectus and contained in any applicable prospectus supplement, could cause our actual results to differ materially from those projected in any forward-looking statements we make. Readers should read carefully the risk factors and other information in our filings with the SEC incorporated by reference into this prospectus and contained in any applicable prospectus supplement to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements.

OUR COMPANY
For the definitions of certain capitalized terms used in this prospectus and documents incorporated by reference herein, please refer to “Certain Important Terms.”
We are one of the largest providers of retirement solutions and insurance products in the United States, committed to helping individuals plan, save for and achieve secure financial futures. Our addressable markets are large, with powerful, long-term secular trends given an aging U.S. population and a growing need for retirement solutions. We offer a broad set of products and services through our market-leading Individual Retirement, Group Retirement, Life Insurance and Institutional Markets businesses, each of which features capabilities and industry experience we believe are difficult to replicate. These four businesses collectively seek to enhance stockholder returns while maintaining our attractive risk profile, which has historically resulted in consistent and strong cash flow generation.
Corebridge is a Delaware Corporation. Our principal executive offices are located at 2919 Allen Parkway, Woodson Tower, Houston, Texas 77019, and our telephone number is (877) 375-2422.
We maintain a public website at https://www.corebridgefinancial.com. The information contained on or connected to our website is not a part of this prospectus, and you should not rely on any such information in making your decision whether to purchase any of our securities.

RISK FACTORS
Investing in our securities involves risks. You should consider and read carefully the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as well as the risk factors and other information contained in the applicable prospectus supplement before making a decision to invest in our securities. See “Where You Can Find More Information,” below.

USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for, among other things, general corporate purposes. We may include a more detailed description of the use of net proceeds of any specific offering of securities in the applicable prospectus supplement relating to the offering.

DESCRIPTION OF DEBT SECURITIES
General
Corebridge Parent may issue, from time to time, senior debt securities, subordinated debt securities or junior subordinated debt securities. We refer to the senior debt securities, the subordinated debt securities and the junior subordinated debt securities together in this prospectus as the “debt securities.”
Unless the applicable prospectus supplement states otherwise, Corebridge Parent will issue the senior debt securities in one or more series under the senior indenture dated as of April 5, 2022, between Corebridge Parent and The Bank of New York Mellon, as trustee (as amended and supplemented through the date hereof, the “senior indenture”), and Corebridge Parent will issue the subordinated debt securities and the junior subordinated debt securities in one or more series under the subordinated indenture dated as of August 23, 2022, between Corebridge Parent and The Bank of New York Mellon, as trustee (as amended and supplemented through the date hereof, the “subordinated indenture,” the senior indenture together with the subordinated indenture, the “indentures”).
Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be issued in fully registered form without interest coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof and will be represented by permanent, registered securities in global form (“Global Notes”) registered in the name of The Depository Trust Company (“DTC”) or its nominee. So long as DTC or its nominee is the registered holder of the Global Notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such Global Notes for all purposes under the applicable indenture and the debt securities. See “—Additional Mechanics.”
“Business Day” means any day other than (i) a Saturday or Sunday, (ii) a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or (iii) in respect of the junior subordinated debt securities, a day on which the corporate trust office of the trustee is closed for business.
The indentures will not limit the aggregate principal amount of debt securities that Corebridge Parent may issue and will provide that Corebridge Parent may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Corebridge Parent may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, may constitute a single series of debt securities under the indentures. The indentures will not limit Corebridge’s ability to incur other debt.
The indentures are filed as exhibits to the registration statement of which this prospectus is part. We have summarized selected portions of the indentures below. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures and the debt securities, including the definitions therein of certain terms.
This summary is also subject to and qualified by reference to the description of the particular terms of your series of debt securities described in the applicable prospectus supplement. Those terms may vary from the terms described in this prospectus. The applicable prospectus supplement relating to each series of each of the debt securities will be attached to the front of this prospectus. There may also be a further prospectus supplement, known as a pricing supplement or a free writing prospectus, which contains the precise terms of debt securities you are offered.
Ranking
The senior debt securities will be senior unsecured obligations of Corebridge Parent and will rank equally with all of Corebridge’s other existing and future senior unsecured indebtedness. The subordinated debt securities will be subordinated and junior in right of payment to all of Corebridge’s existing and future senior indebtedness and rank senior in right of payment to any of Corebridge’s existing and future junior subordinated indebtedness. In addition, the senior debt securities and subordinated debt securities will be structurally subordinated to all future and existing obligations of our subsidiaries (including liabilities to policyholders and contract holders), which are significant.
The junior subordinated debt securities will be unsecured obligations of Corebridge and will rank equally in right of payment with all of Corebridge’s other junior subordinated obligations, unless otherwise specified in the prospectus supplement relating to such series or such securities, including all other series of junior subordinated debt securities. The junior subordinated debt securities will be subordinate and junior in right of payment to all of Corebridge’s present and future “senior indebtedness” (as defined in the subordinated indenture). See “—Subordination under the Subordinated Indenture with respect to the Subordinated Debt Securities and Junior Subordinated Debt Securities.” In addition, the junior subordinated debt securities will be structurally subordinated to all future and existing obligations of our subsidiaries (including liabilities to policyholders and contract holders), which are significant.
Corebridge Parent is a holding company with no direct operations. Corebridge Parent conducts all of its business operations through its subsidiaries, meaning it derives substantially all of its operating income from, and holds substantially all of its assets through, its subsidiaries. As a result, Corebridge Parent’s ability to meet its obligations on the debt securities and its other debt obligations depends on its ability to receive distributions from its subsidiaries. The debt securities will not be guaranteed by any subsidiary of Corebridge Parent.
Special Payment Terms of the Debt Securities
Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the U.S. federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.
Terms of the Debt Securities
Corebridge Parent may issue debt securities in one or more series through an indenture that supplements the senior indenture or the subordinated indenture or through a resolution of our board of directors or an authorized committee thereof.
Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms may include some or all of the following:
•whether the debt securities are senior debt securities, subordinated debt securities or junior subordinated debt securities;
•the title of the debt securities of the series;
•any limit upon the aggregate principal amount of the debt securities;
•the person to whom interest on a debt security is payable, if other than the holder on the regular record date;
•the date or dates on which the series of debt securities will mature;
•the rate or rates at which the series of debt securities will bear interest, if any, and the date or dates from which that interest, if any, will accrue;
•the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable;
•if Corebridge Parent possesses the option to do so, the periods within which and the prices at which Corebridge Parent may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, the other terms and conditions of any such provisions and the manner in which the particular debt securities are to be selected for redemption;
•Corebridge Parent’s obligation, if any, to redeem or purchase any debt securities pursuant to any sinking fund or analogous provisions (including payments made in cash in participation of future sinking fund obligations) or at the option of the holders of the debt securities, and the period or periods within which and the price or prices at which, the price or prices at which and the terms and conditions upon which Corebridge Parent will redeem or purchase, in whole or in part, the debt securities;
•the denominations in which the debt securities will be issued, if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;
•any index used to determine the amount of payment of principal or any premium or interest on the series of debt securities;
•the currency, currencies or currency unit in which Corebridge Parent will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not U.S. dollars and the manner of determining the equivalent thereof in U.S. dollars;
•if the currency of payment for principal and any premium and interest on the series of debt securities is subject to Corebridge Parent’s election or that of a holder of a debt security, the currency or currencies in which payment can be made and the period within which, and the terms and conditions upon which, the election can be made;
•the portion of the principal amount of the debt securities which Corebridge Parent must pay upon the acceleration of the maturity of the debt securities in connection with an event of default (as described below), if other than the full principal amount;
•if the principal amount payable at the stated maturity of a debt security will not be determinable as of any one or more dates prior to maturity, the amount which shall be deemed to be the principal amount as of any such date;
•the application, if any, of the terms of the indentures relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;
•if the series of debt securities will be issuable in whole or in part in the form of a global security, the depositary or its nominee with respect to the series of debt securities and the circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depositary or the nominee;
•any change to the events of default with respect to the applicable series of debt securities and any change in certain rights of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;
•any addition to, deletion from or change in Corebridge Parent’s covenants with respect to the applicable series of debt securities;
•provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;
•the terms, if any, upon which the holders of debt securities may or are required to convert or exchange such debt securities into or for Corebridge Parent’s common stock or other securities or property, including the conversion or exchange price (which may be adjusted), or the method of calculating the conversion or exchange price, and the conversion or exchange period;
•any special tax implications of the debt securities, including any provisions for original issue discount debt securities, if offered;

•any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;
•any trustees, authenticating or paying agents, transfer agents or registrars, calculation agents or other agents with respect to the debt securities;
•any restrictions on the registration, transfer or exchange of the debt securities;
•whether the subordination provisions summarized below or different subordination provisions will apply to the subordinated debt securities or the junior subordinated debt securities; and
•any other terms of the debt securities not inconsistent with the provisions of the indentures, as amended or supplemented.
Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.
Debt securities may also be issued under the indentures upon the exercise of warrants or delivery upon settlement of purchase contracts. See “Description of Warrants,” “Description of Purchase Contracts” and “Description of Units.”
Overview of Remainder of This Description
The remainder of this description summarizes:
•Additional Mechanics relevant to the debt securities under normal circumstances, such as how holders of the debt securities may transfer ownership and where we make payments;
•Holders’ rights in several Special Situations, such as if we merge with another company or if we want to change a term of the debt securities;
•Subordination Provisions in the subordinated debt indenture with respect to the subordinated debt securities or junior subordinated debt securities that may prohibit us from making payment on those securities;
•Our right to release ourselves from all or some of our obligations under the debt securities and the indentures by a process called Defeasance;
•Holders’ rights if we Default or experience other financial difficulties; and
•Information regarding the Trustee and Governing Law of the Indentures.
Any covenants that apply to any series of the debt securities will be described in an applicable prospectus supplement.
Additional Mechanics
Conversion or Exchange Rights
The applicable prospectus supplement will describe the specific terms, if any, on which the debt securities may be converted or exchanged. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of Corebridge Parent. These provisions may allow or require the number of shares of Corebridge Parent’s common stock or other securities to be received by the holders of such series of debt securities to be adjusted.
Global Debt Securities
The debt securities may be issued in the form of Global Notes. Upon issuance, each of the Global Notes will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in each Global Note will be limited to persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants. We expect that under procedures established by DTC:
•upon deposit of each Global Note with DTC or its custodian, DTC will credit portions of the principal amount of the Global Note to the accounts of the DTC participants designated by the initial purchasers; and
•ownership of beneficial interests in each Global Note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC or its nominee (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the Global Note).
Beneficial interests in the Global Notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.
Book-Entry Procedures for the Global Notes
All interests in the Global Notes will be subject to the operations and procedures of DTC, Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”), as applicable. We provide the following summaries of those operations and procedures solely for the convenience of investors. The operations and procedures of each settlement system are controlled by that settlement system and may be changed at any time. Neither we nor the initial purchasers are responsible for those operations or procedures.
DTC has advised us that it is:
•a limited purpose trust company organized under the laws of the State of New York;
•a “banking organization” within the meaning of the New York State Banking Law;
•a member of the Federal Reserve System;
•a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and
•a “clearing agency” registered under Section 17A of the Exchange Act.
DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the initial purchasers; banks and trust companies; clearing corporations and certain other organizations. Indirect access to DTC’s system is also available to others such as securities brokers and dealers, banks, trust companies, and clearing corporations; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.
So long as DTC’s nominee is the registered owner of a Global Note, that nominee will be considered the sole owner or holder of the debt securities represented by that Global Note for all purposes under the applicable indenture. Except as provided below, owners of beneficial interests in a Global Note:
•will not be entitled to have the debt securities represented by the Global Note registered in their names;
•will not receive or be entitled to receive physical, certificated notes; and
•will not be considered the owners or holders of the debt securities under the applicable indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the applicable indenture.
As a result, each investor who owns a beneficial interest in a Global Note must rely on the procedures of DTC to exercise any rights of a holder of the debt securities under the applicable indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).
Payments of principal, premium (if any) and interest with respect to the debt securities represented by a Global Note will be made by the paying agent to DTC’s nominee as the registered holder of the Global Note. Neither Corebridge Parent nor the paying agent will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a Global Note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.
Payments by participants and indirect participants in DTC to the owners of beneficial interests in a Global Note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.
Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way under the rules and operating procedures of those systems.
Cross-market transfers between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected within DTC through the DTC participants that are acting as depositaries for Euroclear and Clearstream. To deliver or receive an interest in a Global Note held in a Euroclear or Clearstream account, an investor must send transfer instructions to Euroclear or Clearstream, as the case may be, under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will send instructions to its DTC depositary to take action to effect final settlement by delivering or receiving interests in the relevant Global Notes in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the DTC depositaries that are acting for Euroclear or Clearstream.
Because of time zone differences, the securities account of a Euroclear or Clearstream participant that purchases an interest in a Global Note from a DTC participant will be credited on the business day for Euroclear or Clearstream immediately following the DTC settlement date. Cash received in Euroclear or Clearstream from the sale of an interest in a Global Note to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account as of the business day for Euroclear or Clearstream following the DTC settlement date.
DTC, Euroclear and Clearstream have agreed to the above procedures to facilitate transfers of interests in the Global Notes among participants in those settlement systems. However, the settlement systems are not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither Corebridge nor the Trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their obligations under the rules and procedures governing their operations.
Certificated Notes
Debt securities in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related debt securities only if:
•DTC notifies Corebridge Parent at any time that it is discontinuing providing its services as depositary for the Global Notes and a successor depositary is not appointed within 90 days;
•DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days; or
•Corebridge Parent, at its option, notifies the trustee and paying agent that it elects to cause the issuance of certificated notes.

Payment and Paying Agents
Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest payment.
Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as Corebridge Parent may designate for such purpose from time to time.
Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by Corebridge Parent and located in the Borough of Manhattan, The City of New York, will act as paying agent for payments with respect to debt securities of each series. Corebridge Parent may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that Corebridge Parent will be required to maintain an office or agency in each place of payment for the debt securities of a particular series.
Unless otherwise indicated in the applicable prospectus supplement and subject to applicable law, any money or governmental obligations deposited with the trustee or any paying agent, or then held by Corebridge Parent, in trust, for the payment of the principal, interest or premium on any debt security of any series which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to Corebridge Parent at its option and upon its request or (if then held by Corebridge Parent) will be discharged from such trust, and the holder of such debt security thereafter may look only to Corebridge Parent for payment thereof as a general unsecured creditor.
Redemption
Corebridge Parent will specify in the applicable prospectus supplement if it possesses the option to redeem any series of debt securities after its issuance date, in whole or in part, at any time and from time to time, the periods within which and the prices at which Corebridge Parent may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, or the other terms and conditions of any such provisions and the manner in which the particular debt securities are to be selected for redemption. Unless otherwise indicated in the applicable prospectus supplement, if Corebridge Parent possesses the option to do so, Corebridge Parent may redeem debt securities in denominations larger than $2,000 but only in integral multiples of $1,000 in excess thereof.
Unless otherwise indicated in the applicable prospectus supplement, debt securities will not be subject to any sinking fund.
Special Situations
Restrictive Covenants in the Senior Indenture
Unless otherwise indicated in the applicable prospectus supplement, the following restrictive covenants shall apply to each series of senior debt securities:
Limitation on Liens Covenant
So long as any senior debt securities are outstanding, Corebridge Parent will not, and will not permit any of its subsidiaries to, directly or indirectly, create, issue, assume, incur or guarantee any indebtedness for money borrowed (other than non-recourse indebtedness) which is secured by a mortgage, pledge, lien, security interest or other encumbrance of any nature on any of the present or future voting stock of a Designated Subsidiary (as defined below) unless the senior debt securities and, if Corebridge so elects, any of its other indebtedness ranking at least pari passu with the senior debt securities, are secured equally and ratably with (or prior to) such other secured indebtedness so long as such indebtedness is so secured:

“Designated Subsidiary” means:
•AGL and VALIC;
•any successor to substantially all of the business of AGL and VALIC that is also a direct or indirect subsidiary of Corebridge Parent; or
•any entity (other than Corebridge Parent) having direct or indirect control of AGL and VALIC or any such successor.
Limitations on Dispositions of Stock of Certain Subsidiaries
So long as any senior debt securities are outstanding and subject to the provisions of the senior indenture regarding mergers, consolidations and sales of assets, Corebridge Parent will not, and will not permit any of its subsidiaries to, sell or otherwise dispose of any shares of capital stock (other than preferred stock having no voting rights of any kind) of any Designated Subsidiary, except for, in each case:
•a sale or other disposition of any of such stock to Corebridge Parent or one of our wholly owned subsidiaries; or
•a sale or other disposition of all of such stock for at least fair market value (as determined by the board of directors of the company effecting such sale or disposition, acting in good faith); or
•a sale or other disposition required to comply with an order of a court or regulatory authority of competent jurisdiction.
Limitations on Consolidation, Merger, Sale of Assets and Other Transactions
Each of the indentures generally permit us to consolidate or merge with another company or firm. It also permits us to sell, convey, lease or otherwise transfer all or substantially all our assets to another company or firm. However, under each of the indentures, we may not take any of these actions unless (1) we are selling, conveying, leasing or otherwise transferring all or substantially all of our assets to one of our direct or indirect wholly owned subsidiaries or (2) both the following conditions are met:
•When we merge or consolidate out of existence or sell, convey, lease or otherwise transfer all or substantially all our assets, the other company or firm is not organized under a foreign country’s laws — that is, the other company must be a corporation, partnership or trust organized under the laws of a state of the United States or the District of Columbia or under federal law — and it agrees to be legally responsible for the debt securities; and
•The merger, sale of assets or other transaction does not cause a default on the debt securities, and we are not already in default (unless the merger or other transaction would cure the default). For purposes of this no-default test, a default would include an event of default that has occurred and not been cured. A default for this purpose would also include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded.
This prohibition will not apply to (i) the direct or indirect conveyance or transfer of all or any portion of the capital stock, assets or liabilities of any of Corebridge Parent’s direct or indirect wholly-owned subsidiaries to Corebridge Parent or any of its direct or indirect wholly-owned subsidiaries or (ii) the consolidation or merger of any of Corebridge Parent’s direct or indirect wholly-owned subsidiaries with and into Corebridge Parent.
If the conditions described above are satisfied with respect to the debt securities, Corebridge Parent will not need to obtain the approval of the holders of the debt securities in order to merge or consolidate or to sell its assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell, convey, lease or otherwise transfer all or substantially all our assets to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control but in which we do not merge or consolidate and any transaction in which we do not sell, convey, lease or otherwise transfer all or substantially all our assets. It is possible that this type of transaction may result in a reduction in our credit rating, or may impair our operating results or our financial condition. Holders of the debt securities, however, will have no approval right with respect to any transaction of this type.
Modification and Waiver
There are three types of changes we can make to each of the indentures and the debt securities.
Changes Requiring Approval of All Holders. First, there are changes that cannot be made to each of the indentures or the debt securities without specific approval of each holder of the debt securities affected thereby. Affected debt securities may be all or less than all of the debt securities issued under the applicable indenture. Following is a list of those types of changes:
•change the stated maturity of the principal or interest on any debt security, reduce the amount of principal payable on, or rate of interest of, any debt security, reduce any premium payable upon the redemption of any debt security, reduce the amount of principal payable upon acceleration of the maturity of any debt security (including the amount payable on an original issue discount debt security) following a default, change the place or currency of payment on any debt security, or impair a holder’s right to sue for payment;
•reduce the percentage of holders of the debt securities whose consent is needed to modify or amend the applicable indenture, or reduce the percentage of holders of the debt securities whose consent is needed to waive compliance with certain provisions of the applicable indenture or to waive certain defaults;
•modify any other aspect of the provisions dealing with modification and waiver of the applicable indenture.
Changes Requiring a Majority Vote. The second type of change to each of the indentures and the debt securities is the kind that requires a vote in favor by holders of the applicable debt securities owning not less than a majority of the principal amount of the debt securities. Most changes fall into this category, except for clarifying changes and certain other changes that would not adversely affect in any material respect holders of the debt securities. We may also obtain a waiver of a past default from the holders of the applicable debt securities owning a majority of the principal amount of the applicable debt securities. However, we cannot obtain a waiver of a payment default or any other aspect of the applicable indenture or the debt securities listed in the first category described above under “—Changes Requiring Approval of All Holders” unless we obtain the individual consent of each holder to the waiver.
Changes Not Requiring Approval. The third type of change to the applicable indenture and the debt securities does not require any vote by holders of the applicable debt securities. This type of change is limited to clarifications and certain other changes that would not adversely affect in any material respect holders of the applicable debt securities.
We may also make changes or obtain waivers that do not adversely affect in any material respect a particular debt security, even if they affect other debt securities. In those cases, we do not need to obtain the approval of the holder of that debt security; we need only obtain any required approvals from the holders of the affected debt securities.
Further Details Concerning Voting. Debt securities owned by us or any other obligor upon the debt securities or any of our affiliates or such other obligor’s affiliates will be disregarded. Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have given a notice of redemption and deposited or set aside in trust for the holders’ money for the payment or redemption of such debt securities. Debt securities will also not be eligible to vote if they have been fully defeased as described below under “Discharge, Legal Defeasance and Covenant Defeasance—Full Defeasance.”
We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the applicable indenture. In certain limited circumstances, the trustee will be entitled to set a record date for action by holders of the debt securities. If we or the trustee set a record date for a vote or other action to be taken by holders of the debt securities that vote or action may be taken only by persons who are holders of outstanding debt securities on the record date. We or the trustee, as applicable, may shorten or lengthen the period during which such holders may take action.
No Protection in the Event of a Change in Control
Unless otherwise indicated herein or in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event Corebridge Parent has a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).
Subordination under the Subordinated Indenture with respect to the Subordinated Debt Securities and Junior Subordinated Debt Securities
The prospectus supplement relating to any offering of subordinated debt securities or junior subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities and junior subordinated debt securities will be subordinate and junior in right of payment to all of our senior indebtedness (as described below).
For purposes of subordinated debt securities or junior subordinated debt securities, “senior indebtedness” includes the principal of, premium (if any) and interest on and any other payment due pursuant to any of the following, whether incurred at the date of execution of the subordinated indenture or thereafter incurred:
•all obligations of Corebridge Parent (other than obligations pursuant to the subordinated indenture, including the subordinated debt securities and junior subordinated debt securities) for money borrowed;
•all obligations of Corebridge Parent evidenced by securities, notes, debentures, bonds or other similar instruments (other than the junior subordinated debt securities), including obligations incurred in connection with the acquisition of property, assets or businesses;
•all capital lease obligations of Corebridge Parent;
•all reimbursement obligations of Corebridge Parent with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of Corebridge Parent;
•all obligations of Corebridge Parent issued or assumed as the deferred purchase price of property or services, including all obligations under master lease transactions pursuant to which Corebridge Parent or any of its subsidiaries have agreed to be treated as owner of the subject property for U.S. federal income tax purposes;
•all payment obligations of Corebridge Parent under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements at the time of determination, including any such obligations incurred by Corebridge Parent solely to act as a hedge against increases in interest rates that may occur under the terms of other outstanding variable or floating rate indebtedness of Corebridge Parent; and
•all obligations of the types referred to in the preceding bullet points of another person and all dividends of another person the payment of which, in either case, we have assumed or guaranteed or for which we are responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise.
The senior indebtedness will continue to be senior indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the senior indebtedness or extension or renewal of the senior indebtedness. Notwithstanding anything to the contrary in the foregoing, senior indebtedness will not include (1) obligations to trade creditors created or assumed by us in the ordinary course of business, (2) indebtedness that is by its terms subordinate, or not superior, in right of payment to the subordinated debt securities or junior subordinated debt securities or (3) our “Pari Passu Securities” as defined in a supplemental indenture to the subordinated indenture.

If any of the following events occurs, Corebridge Parent will first pay all senior indebtedness, including any interest accrued after such events occur, in full before it makes any payment or distribution, whether in cash, securities or other property, on account of the principal of or interest on the subordinated debt securities or the junior subordinated debt securities or on account of any purchase, redemption or other acquisition of the subordinated debt securities or the junior subordinated debt securities by the trustee, paying agent, or Corebridge Parent or any of its subsidiaries:
•in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings or events involving us or our assets; or
•in the event of any default in the payment of principal, premium, if any, or interest on any senior indebtedness when due (whether at the stated maturity or by declaration of acceleration of maturity, call for redemption, mandatory payment or prepayment or otherwise).
In addition, in the event that Corebridge Parent and the trustee are notified in writing by the holders of at least 25% in principal amount of any senior indebtedness of any default with respect to that senior indebtedness which has occurred, is continuing and which would become an event of default following notice or lapse of time, permitting the holders of that senior indebtedness (or a trustee or agent) to declare such senior indebtedness due and payable prior to the date on which it would otherwise become due and payable, Corebridge Parent will first pay all senior indebtedness, including any interest accrued after such events occur, in full before it makes any payment or distribution, whether in cash, securities or other property, on account of the principal of or interest on the subordinated debt securities or the junior subordinated debt securities or on account of any purchase, redemption or other acquisition of the subordinated debt securities or the junior subordinated debt securities by the trustee, paying agent, or Corebridge Parent or any of its subsidiaries, and before Corebridge Parent applies any property of Corebridge to be applied to the purchase, acquisition, retirement or redemption of the subordinated debt securities or the junior subordinated debt securities, until the earlier of (i) the date on which the senior indebtedness to which the default relates is discharged or has been cured or waived or ceased to exist and any related acceleration has been rescinded or (ii) the 179th day after the date of the initial written notice by holders.
In such event, we will pay or deliver directly to the holders of senior indebtedness any payment or distribution otherwise payable or deliverable to holders of the debt securities. We will make the payments to the holders of senior indebtedness according to priorities existing among those holders until we have paid all senior indebtedness, including accrued interest, in full. If any payment or distribution under the subordinated debt securities or junior subordinated debt securities is received by a holder of any subordinated debt securities or junior subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the senior indebtedness has been paid in full, such payment or distribution or security must be paid or transferred to the trustee in bankruptcy, receiver, liquidating trustee or other person distributing our assets for the payment of the senior indebtedness.
The subordinated indenture does not limit the issuance of additional senior indebtedness.
Discharge, Legal Defeasance and Covenant Defeasance
If indicated in the applicable prospectus supplement, Corebridge Parent may discharge or defease its obligations under each indenture as set forth below.
Full Defeasance
If there is a change in U.S. federal tax law, as described below, Corebridge Parent can legally release itself from any payment or other obligations on the debt securities, called full defeasance, if it puts in place the following other arrangements for holders of the debt securities to be repaid:
•Corebridge Parent must deposit in trust for the benefit of all holders of the debt securities a combination of money and notes or bonds of the U.S. government or a U.S. government agency or U.S. government-sponsored entity (the obligations of which are backed by the full faith and credit of the U.S. government)

that, in the opinion of a nationally recognized firm of independent public accountants, will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;
•There must be a change in current U.S. federal tax law or an Internal Revenue Service ruling that lets Corebridge Parent make the above deposit without causing the holders of debt securities to be taxed on the debt securities any differently than if Corebridge Parent did not make the deposit and just repaid the debt securities itself. Under current federal tax law, the deposit and Corebridge Parent’s legal release from the obligations pursuant to the debt securities would be treated as though Corebridge Parent took back the debt securities from the holders of those debt securities and gave such holders their share of the cash and notes or bonds deposited in trust. In that event, a holder of the debt securities could recognize gain or loss on the debt securities they give back to Corebridge Parent;
•Corebridge Parent must deliver to the trustee a legal opinion of Corebridge Parent’s counsel confirming the tax law change described above; and
•Corebridge Parent must deliver to the trustee an officer’s certificate and a legal opinion of Corebridge Parent’s counsel confirming that all conditions precedent under the applicable indenture to full defeasance have been satisfied.
If Corebridge Parent ever did accomplish full defeasance, as described above, a holder of the debt securities would have to rely solely on the trust deposit for repayment on the debt securities. A holder of the debt securities could not look to Corebridge Parent for repayment in the unlikely event of any shortfall.
Covenant Defeasance
Under current U.S. federal tax law, Corebridge Parent can make the same type of deposit as described above and Corebridge Parent will be released from the restrictive covenants under the debt securities. This is called covenant defeasance. In that event, a holder of the debt securities would lose the protection of these covenants but would gain the protection of having money and U.S. government or U.S. government agency notes or bonds set aside in trust to repay the debt securities. In order to achieve covenant defeasance, Corebridge Parent must do the following in respect of the applicable debt securities:
•Deposit in trust for the benefit of all holders of the debt securities a combination of money and notes or bonds of the U.S. government or a U.S. government agency or U.S. government sponsored entity (the obligations of which are backed by the full faith and credit of the U.S. government) that, in the opinion of a nationally recognized firm of independent public accountants, will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;
•Deliver to the trustee a legal opinion of Corebridge Parent’s counsel confirming that under current U.S. federal income tax law Corebridge Parent may make the above deposit without causing the holders of the debt securities to be taxed on the debt securities any differently than if Corebridge Parent did not make the deposit and just repaid the debt securities itself; and
•Deliver to the trustee an officer’s certificate and a legal opinion of Corebridge Parent’s counsel confirming that all conditions precedent under the applicable indenture to covenant defeasance have been satisfied.
If Corebridge Parent accomplishes covenant defeasance in respect of the applicable debt securities, certain provisions of the applicable indenture and the applicable debt securities would no longer apply:
•the covenants applicable to the debt securities; and
•any events of default relating to breach of those covenants.
If Corebridge Parent accomplishes covenant defeasance with respect to the debt securities, a holder of the debt securities can still look to Corebridge Parent for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the remaining events of default occurred (such as a bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall.

Events of Default, Notice and Waiver
What is an Event of Default?
Unless otherwise indicated in the applicable prospectus supplement, the following shall constitute “events of default” under each of the indentures with respect to each series of debt securities:
•Corebridge Parent does not pay interest on the debt securities within 30 days of its due date;
•Corebridge Parent does pay the principal of or any premium on the debt securities within five days of its due date;
•Corebridge Parent does not deposit money in a separate account, known as a sinking fund, within five days of its due date;
•Corebridge Parent remains in breach of any covenant or warranty of the applicable indenture for 60 days after receiving a notice of default stating it is in breach. The notice must be sent by either the trustee or holders of 25% of the principal amount of the applicable debt securities; or
•certain involuntary events of bankruptcy, insolvency or reorganization, arrangement, adjustment, composition, liquidation or winding up of Corebridge Parent, or the appointment of a custodian ,receiver, liquidator, assignee, trustee, sequestrator or other similar official of Corebridge Parent or of any substantial part of its property;
•Corebridge Parent files for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur; and
•Any other event of default described in the applicable supplemental indenture for the debt securities occurs.
Remedies If an Event of Default Occurs
If an event of default occurs and has not been cured, the trustee or the holders of at least 25% in principal amount of the debt securities may declare the entire principal amount (or, in the case of original issue discount securities, the portion of the principal amount that is specified in the terms of the affected debt securities) of all the debt securities to be due and immediately payable. This is called a declaration of acceleration of maturity. However, a declaration of acceleration of maturity may be cancelled, but only before a judgment or decree based on the acceleration has been obtained, by the holders of at least a majority in principal amount of the applicable debt securities, provided that all other defaults have been cured and all payment obligations have been made current.
The trustee is not required to take any action under the applicable indenture at the request of any holders unless the holders offer such trustee protection satisfactory to the trustee from expenses and liability called an indemnity. If an indemnity satisfactory to the trustee is provided, the holders of a majority in principal amount of the outstanding debt securities may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the applicable indenture with respect to the debt securities.
Before a holder of debt securities bypasses the trustee and brings their own lawsuit or other formal legal action or take other steps to enforce their rights or protect their interests relating to the debt securities, the following must occur:
•The holder of the debt securities must give the trustee written notice that an event of default has occurred and remains uncured;
•The holders of 25% in principal amount of all outstanding debt securities must make a written request that the Trustee take action because of the default, and they must offer indemnity satisfactory to the Trustee against the costs, expenses and liabilities of taking that action; and
•The Trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity.

However, a holder of debt securities is entitled at any time to bring a lawsuit for the payment of money due on their debt securities on or after its due date.
Corebridge Parent will give to the trustee every year a written statement of certain of our officers certifying that to their knowledge Corebridge Parent is in compliance with the applicable indenture and the debt securities, or else specifying any default.
Information Concerning the Trustee
The trustee will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act of 1939, as amended (the “TIA”). The trustee is under no obligation to exercise any of the powers under the applicable indenture at the request, order or direction of any holders of debt securities, unless such holder shall have offered to the trustee security and indemnity reasonably satisfactory to it against any loss, liability or expense. The rights, privileges, protections and benefits, including its right to be indemnified, given to the trustee under the indentures will also be extended to each agent, custodian and other person employed to act thereunder.
As the trustee also serves as trustee for all of the indentures, and also the paying agent and transfer agent, and registrar for the debt securities, if an actual or potential event of default occurs with respect to the debt securities, the trustee may be considered to have a conflicting interest for purposes of the TIA. In that case, the trustee may be required to resign under one or more of the indentures and Corebridge Parent would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving Corebridge Parent default notice or for the default having to exist for a specific period of time were disregarded. We have entered, and from time to time may continue to enter, into banking or other relationships with The Bank of New York Mellon or its affiliates.
Governing Law of Indentures
The indentures and the debt securities are governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock is a summary of the material terms of our Organizational Documents. Reference is made to the more detailed provisions of, and the descriptions are qualified in their entirety by reference to, these documents, which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part, and applicable law.
General
As of the date of this prospectus, our authorized capital stock consists of 2,500,000,000 shares of common stock, par value $0.01 per share, and 250,000,000 shares of undesignated preferred stock, par value $1.00 per share. All of the outstanding shares of our common stock are fully paid and nonassessable.
Common Stock
Voting Rights
Shares of common stock are entitled to one vote per share.
In an uncontested election of directors, each director shall be elected by the vote of the majority of the votes cast (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee) at any meeting for the election of directors at which a quorum is present. Pursuant to our corporate governance guidelines, our Board will nominate for election as directors, with respect to incumbent candidates, only those who have tendered, prior to the mailing of the proxy statement for the annual meeting at which they are to be reelected as directors, irrevocable resignations that will be effective upon (i) the failure to receive the required vote at any annual meeting at which they are nominated for re-election and (ii) Board acceptance of such resignation. Our Board shall accept such resignation unless it determines that the best interests of Corebridge and our stockholders would not be served by doing so. Our Board shall take action within 90 days following certification of the vote, unless such action would cause Corebridge Parent to fail to comply with any applicable stock exchange requirement or any rule or regulation promulgated under the Exchange Act, in which event Corebridge Parent shall take action as promptly as is practicable while continuing to meet such requirements. Our Board will promptly disclose its decision and the reasons therefor in a periodic or current report filed with the SEC.
In a contested election (meaning more directors have been nominated for election than directorship positions available), directors will be elected by a plurality of the votes cast (instead of by votes for or against a nominee). Stockholders will not have the right to cumulate their votes for the election of directors.
In other matters, the affirmative vote of the holders of a majority of the shares of all classes of stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, provided that (except as otherwise required by law) our Board may require in the notice of meeting a larger vote upon any such matter.
Dividends
Dividends may be declared by our Board at any regular or special meeting, pursuant to law, and may be paid in cash, in property or in shares of capital stock. Each holder of common stock is entitled to receive, on a pro rata basis, dividends and distributions, if any, that our Board may declare out of legally available funds, subject to preferences that may be applicable to preferred stock, if any, then outstanding.
Liquidation
In the event of our dissolution, liquidation or winding-up of our affairs, whether voluntary or involuntary, after payment of all our preferential amounts required to be paid to the holders of any series of preferred stock, our remaining assets legally available for distribution, if any, will be distributed among the holders of the shares of common stock, pro rata based on the number of shares held by each such holder.

Other Rights
Holders of our common stock have no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that our Board may designate and issue in the future.
Preferred Stock
Under our amended and restated certificate of incorporation, our Board has the authority, without further action by our stockholders, to issue up to 250,000,000 shares of preferred stock in one or more series and to fix the designations, powers, preferences and the relative participating, optional or other special rights and qualifications, limitations and restrictions of each series, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series. As of the date of this prospectus, no shares of our authorized preferred stock are outstanding.
Directors
Under our Organizational Documents, our Board must consist of at least seven directors but no more than 21 directors. Our Board currently consists of 13 directors.
Board Designation Rights
Pursuant to the separation agreement entered into with AIG on September 14, 2022 (the “Separation Agreement”) and the Blackstone Stockholders’ Agreement, AIG and Blackstone each have specified board designation and other rights.
Annual Stockholders Meeting
Our second amended and restated bylaws provide that annual stockholders meetings will be held at a date, time and place, if any, as exclusively selected by our Board. To the extent permitted under applicable law, we may conduct meetings by means of remote communications.
Special Meeting of Stockholders
Our second amended and restated bylaws provide that a special meeting of stockholders may be called for any purpose at any time by (i) the chair of our Board, if any, (ii) our Chief Executive Officer, if any, or (iii) our Secretary or our Board. Our Secretary shall call a special meeting upon written request of one or more record holders who together own 25% or more of the outstanding shares of common stock entitled to vote at such meeting.
Stockholders Action by Written Consent
Any action required by law to be taken at any annual or special meeting of stockholders of Corebridge Parent, or any action that may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Any stockholder seeking to have the stockholders authorize or take corporate action by written consent shall first request in writing that our Board fix a record date for such purpose. Such written request shall be signed by one or more stockholders representing 25% of the outstanding shares of common stock of Corebridge Parent entitled to consent on the matter or matters set forth in the written request.
Amendments to our Organizational Documents
Our amended and restated certificate of incorporation may be amended by the affirmative vote of a majority of our Board followed by the affirmative vote of a majority of the shares of our common stock then entitled to vote at any annual or special meeting of stockholders.

In addition, our second amended and restated bylaws may be amended or repealed, or new bylaws may be adopted, by the affirmative vote of a majority of our Board, or by the affirmative vote of a majority of the shares of our common stock then entitled to vote at any annual or special meeting of stockholders.
Anti-Takeover Effects of Our Organizational Documents
Certain provisions of our Organizational Documents, as well as certain provisions of Delaware law and insurance regulations applicable to our business, may discourage or make more difficult a takeover attempt that a stockholder might consider in his or her best interest. These provisions may also adversely affect prevailing market prices for our common stock. We believe that the benefits of increased protection give us the potential ability to negotiate with the proponent of an unsolicited proposal to acquire or restructure us and outweigh the disadvantage of discouraging those proposals because negotiation of the proposals could result in an improvement of their terms.
Authorized but Unissued Shares of Capital Stock
Common Stock. The remaining shares of authorized and unissued common stock are available for future issuance without additional stockholder approval. While the additional shares are not designed to deter or prevent a change of control, under some circumstances we could use the additional shares to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control by, for example, issuing those shares in private placements to purchasers who might side with our Board in opposing a hostile takeover bid.
Preferred Stock. The existence of authorized but unissued preferred stock could reduce our attractiveness as a target for an unsolicited takeover bid, since we could, for example, issue shares of preferred stock to parties who might oppose such a takeover bid or issue shares that contain terms the potential acquirer may find unattractive. This may have the effect of delaying or preventing a change of control, may discourage bids for our common stock at a premium over the market price of our common stock, and may adversely affect the market price of, and the voting and other rights of the holders of, our common stock.
Removal of Directors; Vacancies
Our second amended and restated bylaws provide that directors may be removed, with or without cause, by the affirmative vote of a majority of the shares of our common stock entitled to vote on the election of directors, and any vacancy so created may be filled by the affirmative vote of holders of a majority of the shares then entitled to vote at an election of directors. Vacancies (other than any vacancy created by removal of a director by stockholder vote) and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class or from any other cause may be filled by election of a majority of the directors then in office, although less than a quorum, or by the sole remaining director.
Stockholders Advance Notice Procedure
Our second amended and restated bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors or to bring other business before an annual meeting of our stockholders. Our second amended and restated bylaws provide that any stockholder wishing to nominate persons for election as directors at, or bring other business before, an annual meeting must deliver to our corporate secretary a written notice of the stockholder’s intention to do so. These provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. We expect that these provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of Corebridge Parent. To be timely, the stockholder’s notice must be delivered to our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days before the first anniversary date of the annual meeting for the preceding year; provided, however, that in the event that the annual meeting is not scheduled within a period that commences 30 days before and ends 30 days after such anniversary date, a stockholder’s notice must be delivered to our corporate secretary by the later of (x) the close of business on the date 90 days prior to the meeting or (y) no later than the close of business on the 10th day following the day on which a public announcement of the date of the meeting is first made by us.

Section 203 of the Delaware General Corporation Law (“DGCL”)
Our amended and restated certificate of incorporation provides that we are not subject to Section 203 of the DGCL (“Section 203”) until the first date on which AIG ceases to own (directly or indirectly) 5% of the then-outstanding shares of our common stock. From and after such date, we will be governed by Section 203 for so long as Section 203 by its terms would apply to us.
Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with a person or group owning 15% or more of the corporation’s outstanding voting stock for a period of three years following the date the person became an interested stockholder, unless:
•prior to such time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding, for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, those shares owned (i) by persons who are directors and also officers and (ii) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2∕3% of the outstanding voting stock that is not owned by the interested stockholder.
Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is any entity or person who, together with affiliates and associates, owns, or within the previous three years owned, 15% or more of the outstanding voting stock of the corporation. We expect the existence of this provision in the future to have an anti-takeover effect with respect to transactions our Board does not approve in advance. We also anticipate that Section 203 may discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.
Limitations on Liability and Indemnification
Our amended and restated certificate of incorporation contains provisions eliminating the personal liability of our directors and officers for monetary damages to the extent permitted under the DGCL. Under the DGCL, the personal liability of a director or officer for monetary damages resulting from a breach of fiduciary duty may be eliminated except in circumstances involving:
•a breach of the duty of loyalty;
•acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;
•a director under Section 174 of the DGCL (unlawful dividends);
•any transaction from which the director or officer derives an improper personal benefit; or
•an officer in any action by or in the right of the corporation.
The principal effect of the limitation on liability provision is that a stockholder will be unable to prosecute an action for monetary damages against a director or officer unless the stockholder can demonstrate a basis for liability for which indemnification is not available under the DGCL. These provisions, however, should not limit or eliminate our rights or any stockholder’s rights to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of director’s or officer’s fiduciary duty. In addition, these provisions will not alter a director’s or officer's liability under U.S. federal securities laws. The inclusion of this provision in our amended and restated certificate of incorporation may discourage or deter stockholders or management from bringing a lawsuit against directors or officers for a breach of their fiduciary duties, even though such an action, if successful, might otherwise have benefited us and our stockholders. In addition, your investment may be adversely affected to the extent we pay costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
Our Organizational Documents require us to indemnify and advance expenses to our directors and officers to the fullest extent not prohibited by the DGCL and other applicable law. Our second amended and restated bylaws provide that we are required to indemnify our directors and executive officers, to the fullest extent permitted by law, against all liability and loss suffered and expenses (including attorneys’ fees) incurred in connection with pending or threatened legal proceedings because of the director’s or officer’s positions with us or another entity that the director or officer serves at our request, subject to various conditions, and to pay the expenses (including attorneys’ fees) actually and reasonably incurred by our directors and officers in advance of the final disposition to enable them to defend against such proceedings.
Proxy Access
Our second amended and restated bylaws provide that a stockholder or group of up to 20 stockholders that has maintained continuous qualifying ownership of 3% or more of our outstanding common stock for at least the previous three years is permitted to nominate and include up to a specified number of proxy access nominees in Corebridge Parent’s proxy materials for its annual meeting of stockholders, provided that such stockholder or group of stockholders satisfies the applicable proxy access requirements of, and provides the information, agreements and representations required by, our second amended and restated bylaws. Proxy access nominees are also required to submit certain information, and are subject to certain exclusions and disqualifications, as set forth in our second amended and restated bylaws.
The maximum number of proxy access nominees that we are required to include in our proxy materials is the greater of (a) two and (b) 20% of the directors in office at the time of nomination (rounded down to the nearest whole number). Any eligible stockholder that submits more than one proxy access nominee is required to provide a ranking of its proposed proxy access nominees. If the number of proxy access nominees exceeds the proxy access nominee limit, the highest ranking qualified individual from the list proposed by each eligible stockholder, beginning with the eligible stockholder with the largest qualifying ownership and proceeding through the list of eligible stockholders in descending order of qualifying ownership, will be selected for inclusion in Corebridge Parent’s proxy materials until the proxy access nominee limit is reached.
Requests to include proxy access nominees in Corebridge Parent’s proxy materials must be received no earlier than 150 days and no later than 120 days before the anniversary of the date that Corebridge Parent first mailed its proxy materials for the preceding year’s annual meeting of stockholders; subject to adjustment in the event the annual meeting is held more than 30 days before or after the anniversary of the date of the prior year’s annual meeting.
Corporate Opportunities
Our amended and restated certificate of incorporation provides that we renounce any interest or expectancy in, or in being offered an opportunity to participate in, potential transactions, matters or business opportunities (each, a “corporate opportunity”) that are from time to time presented to AIG, Blackstone or any of their respective officers, directors, employees, agents, stockholders, members, partners, affiliates or subsidiaries (other than us), even if the opportunity is one that we might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so. Neither AIG, Blackstone nor any of their respective officers, directors, employees, agents, stockholders, members, partners, affiliates or subsidiaries is liable to us for breach of any fiduciary or other duty, as a director or otherwise, by reason of the fact that such person pursues or acquires such corporate opportunity, directs such corporate opportunity to another person or fails to present such corporate opportunity, or information regarding such corporate opportunity, to us unless, in the case of any such person who is a director or officer of Corebridge Parent, such corporate opportunity is expressly offered to such director or officer in writing solely in his or her capacity as a director or officer of Corebridge Parent. To the fullest extent permitted by law, by becoming a stockholder in Corebridge Parent, stockholders are deemed to have notice of and consented to this provision of our amended and restated certificate of incorporation.

Exclusive Forum
Our second amended and restated bylaws provide that, unless we consent in writing to the selection of an alternate forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed to us or our stockholders by any of our directors, officers, other employees, agents or stockholders, (iii) any action or proceeding asserting a claim against us arising under the DGCL or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware (including, without limitation, any action asserting a claim arising out of or pursuant to our second amended and restated bylaws) or (iv) any action asserting a claim against us that is governed by the internal affairs doctrine. Although our second amended and restated bylaws contain the exclusive forum provisions described above, it is possible that a court could find that such provision is unenforceable. In addition, the above exclusive forum provision is not intended to apply to claims brought under the Exchange Act and the rules and regulations thereunder.
As permitted by Delaware law, our second amended and restated bylaws provide that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America will, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act and the rules and regulations thereunder. To the fullest extent permitted by law, by becoming a stockholder in Corebridge Parent, you will be deemed to have notice of and have consented to the provisions of our second amended and restated bylaws related to choice of forum. Neither this provision nor the above exclusive forum provision will mean that stockholders have waived our compliance with federal securities laws and the rules and regulations thereunder.
Insurance Regulations
The insurance laws and regulations of the various states in which our insurance subsidiaries are organized may delay or impede a business combination or other strategic transaction involving us. State insurance laws prohibit an entity from acquiring control of an insurance company without the prior approval of the domestic insurance regulator. Under most states’ statutes, an entity is presumed to have control of an insurance company if it owns, directly or indirectly, 10% or more of the voting stock of that insurance company or its parent company. These regulatory restrictions may delay, deter or prevent a potential merger or sale of Corebridge Parent, even if our Board decides that it is in the best interests of stockholders for us to merge or be sold. These restrictions also may delay sales by us or acquisitions by third parties of our subsidiaries.
Market Listing
Our common stock is listed on the NYSE under the symbol “CRBG.”
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc.

DESCRIPTION OF DEPOSITARY SHARES
General Terms
Corebridge Parent may elect to offer depositary shares representing receipts for fractional interests in debt securities, common stock or preferred stock. In this case, we will issue receipts for depositary shares, each of which will represent a fraction of a debt security, or share of common stock or of a particular series of preferred stock, as the case may be.
We will deposit the debt securities or shares of common stock or any series of preferred stock represented by depositary shares under a deposit agreement between us and a depositary which we will name in the applicable prospectus supplement. As an owner of a depositary share you will be entitled, in proportion to the applicable fraction of a debt security or share of common stock or preferred stock represented by the depositary share, to all the rights and preferences of the debt security or common stock or preferred stock, as the case may be, represented by the depositary share, including, as the case may be, interest, dividend, voting, conversion, redemption, sinking fund, repayment at maturity, subscription and liquidation rights.
The following description of the terms of the deposit agreement is a summary. It summarizes only those terms of the deposit agreement that we believe will be most important to your decision to invest in our depositary shares. You should keep in mind, however, that it is the deposit agreement, and not this summary, which defines your rights as a holder of depositary shares. There may be other provisions in the deposit agreement or our Organizational Documents that are also important to you. You should read the deposit agreement for a full description of the terms of the depositary shares. The form of the deposit agreement will be filed as an exhibit to the registration statement of which this prospectus forms a part.
Interest, Dividends and Other Distributions
The depositary will distribute all payments of interest, cash dividends or other cash distributions received on the debt securities, common stock or preferred stock, as the case may be, to you in proportion to the number of depositary shares that you own on the relevant record date.
In the event of a distribution other than in cash, the depositary will distribute property received by it to you in an equitable manner, unless the depositary determines that it is not feasible to make a distribution. In that case the depositary may adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to you.
Redemption of Depositary Shares
If we redeem a debt security, share of common stock or series of preferred stock represented by depositary shares, the depositary will redeem your depositary shares from the proceeds received by the depositary resulting from the redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per debt security, or share of common stock or preferred stock, as the case may be, payable in relation to the redeemed series of debt securities, common stock or preferred stock. Whenever we redeem debt securities or shares of common stock or preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing, as the case may be, the debt securities, or shares of common stock or preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as the depositary may determine. After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Exercise of Rights under the Indentures or Voting the Preferred Stock
Upon receipt of notice of any meeting at which you, as a holder of fractional interests in deposited common stock or preferred stock, are entitled to vote, or of any request for instructions or directions from you, as a holder of interests in deposited debt securities, the depositary will mail to you the information contained in that notice. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary how to give instructions or directions with respect to the debt securities represented by that holder’s depositary shares or how to vote the amount of the common stock or preferred stock represented by that holder’s depositary shares. The record date for the depositary shares will be the same date as the record date for the debt securities, common stock or preferred stock, as the case may be. The depositary will endeavor, to the extent practicable, to give instructions or directions with respect to the debt securities or to vote the amount of the common stock or preferred stock, as the case may be, represented by the depositary shares in accordance with those instructions. We will agree to take all reasonable action which the depositary may deem necessary to enable the depositary to do so. The depositary will abstain from giving instructions or directions with respect to the debt securities or voting shares of the common stock or preferred stock, as the case may be, if it does not receive specific instructions from you.
Amendment and Termination of the Deposit Agreement
We and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment which materially and adversely alters the rights of the holders of the depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding.
The deposit agreement will terminate if:
•all outstanding depositary shares have been redeemed, or
•there has been a complete repayment or redemption of the debt securities or a final distribution in respect of the common stock or preferred stock, including in connection with our liquidation, dissolution or winding up, and the repayment, redemption or distribution proceeds, as the case may be, have been distributed to you.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us notice of its election to do so. We also may, at any time, remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million or an affiliate of such a person.
Charges of Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the debt securities, common stock or preferred stock, as the case may be, and issuance of depositary receipts, all withdrawals of shares of debt securities, common stock or preferred stock, as the case may be, by you and any repayment or redemption of the debt securities, common stock or preferred stock, as the case may be. You will pay transfer and other taxes and governmental charges, as well as the other charges that are expressly provided in the deposit agreement to be for your account. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.

Miscellaneous
The depositary will furnish all reports and communications from us which are delivered to the depositary and which we are required or otherwise determine to furnish to holders of debt securities, common stock or preferred stock, as the case may be.
Neither we nor the depositary will be liable under the deposit agreement to you other than for the depositary’s gross negligence, willful misconduct or bad faith. Neither we nor the depositary will be obligated to prosecute or defend any legal proceedings relating to any depositary shares, debt securities, common stock or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting debt securities or shares of common stock or preferred stock for deposit, you or other persons believed to be competent and on documents which we and the depositary believe to be genuine.

DESCRIPTION OF WARRANTS
Corebridge Parent may issue warrants, including warrants to purchase debt securities, preferred stock, common stock or other securities described in this prospectus, property or assets as well as other types of warrants. We may issue warrants independently or together with any other securities, and they may be attached to or separate from those securities. We will issue the warrants under warrant agreements between us and a bank or trust company, as warrant agent, that we will describe in the prospectus supplement relating to the warrants that we offer.
The following description of the terms of the warrants is a summary. It summarizes only those terms of the warrants and the warrant agreement which we believe will be most important to your decision to invest in our warrants. You should keep in mind, however, that it is the warrant agreement and the warrant certificate relating to the warrants, and not this summary, which defines your rights as a warrant holder. There may be other provisions in the warrant agreement and the warrant certificate relating to the warrants which are also important to you. You should read these documents for a full description of the terms of the warrants. Forms of these documents will be filed as exhibits to the registration statement of which this prospectus forms a part.
We will describe in the applicable prospectus supplement the terms of warrants to purchase debt securities, preferred stock, common stock or other securities described in this prospectus that we may offer, the warrant agreement relating to such warrants and the warrant certificates representing such warrants. These terms will include the following:
•the title of the warrants;
•the designation and terms of the underlying securities, for which the warrants are exercisable;
•the aggregate number of the warrants;
•the price or prices at which Corebridge Parent will issue the warrants, the number or principal amount of the securities that you may purchase upon exercise of each warrant and the price or prices at which such securities may be purchased upon exercise;
•the currency, currencies or currency units, if other than in U.S. dollars, in which such warrants are to be issued or for which the warrants may be exercised;
•the procedures and conditions relating to the exercise of the warrants;
•the designation and terms of any related securities issued with the warrants, and the number of warrants issued with each security;
•in the case of debt warrants, the currency, currencies or currency units, if other than in U.S. dollars, in which any principal, premium, if any, or interest on the debt securities purchasable upon exercise of the debt warrants will be payable;
•the date, if any, from which you may separately transfer the warrants and the related securities;
•the date on which your right to exercise the warrants commences, and the date on which your right expires;
•the maximum or minimum number of warrants which you may exercise at any time;
•if applicable, a discussion of material United States federal income tax considerations; and
•any other terms of the warrants and terms, procedures and limitations relating to your exercise of the warrants.
We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or expiration date of the warrants and the kind, frequency and timing of any notice to be given. You may exchange warrant certificates for new warrant certificates of different denominations and may exercise warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to exercise, you will not have any of the rights of holders of the securities purchasable upon that exercise and will not be entitled to payments of principal, premium, if any, or interest or dividend payments or voting rights, if any, on the securities purchasable upon the exercise.
Exercise of Warrants
We will describe in the prospectus supplement relating to the warrants the principal amount or the number of the securities that you may purchase for cash upon exercise of a warrant, and the exercise price. You may exercise a warrant as described in the prospectus supplement relating to the warrants at any time up to the close of business on the expiration date stated in the applicable prospectus supplement. Unexercised warrants will become void after the close of business on the expiration date, or any later expiration date that we determine.
We will forward the securities purchasable upon the exercise as soon as practicable after receipt of payment and the properly completed and executed warrant certificate at the corporate trust office of the warrant agent or other office stated in the applicable prospectus supplement. If you exercise less than all of the warrants represented by the warrant certificate, we will issue you a new warrant certificate for the remaining warrants.

DESCRIPTION OF PURCHASE CONTRACTS
As may be specified in a prospectus supplement, Corebridge Parent may issue purchase contracts obligating holders to purchase from Corebridge Parent, and Corebridge Parent to sell to the holders, a number of debt securities, shares of common stock or preferred stock, or other securities described in this prospectus or the applicable prospectus supplement at a future date or dates. The purchase contracts may require Corebridge Parent to make periodic payments to the holders of the purchase contracts. These payments may be unsecured or prefunded on some basis to be specified in the applicable prospectus supplement.
The prospectus supplement relating to any purchase contracts will specify the material terms of the purchase contracts and any applicable pledge or depositary arrangements, including one or more of the following:
•The stated amount that a holder will be obligated to pay under the purchase contract in order to purchase debt securities, common stock, preferred stock, or other securities described in this prospectus or the applicable prospectus supplement or the formula by which such amount shall be determined.
•The settlement date or dates on which the holder will be obligated to purchase such securities. The prospectus supplement will specify whether the occurrence of any events may cause the settlement date to occur on an earlier date and the terms on which an early settlement would occur.
•The events, if any, that will cause Corebridge Parent’s obligations and the obligations of the holder under the purchase contract to terminate.
•The settlement rate, which is a number that, when multiplied by the stated amount of a purchase contract, determines the number of securities that Corebridge Parent will be obligated to sell and a holder will be obligated to purchase under that purchase contract upon payment of the stated amount of that purchase contract. The settlement rate may be determined by the application of a formula specified in the prospectus supplement. If a formula is specified, it may be based on the market price of such securities over a specified period or it may be based on some other reference statistic.
•Whether the purchase contracts will be issued separately or as part of units consisting of a purchase contract and an underlying security with an aggregate principal amount equal to the stated amount. Any underlying securities will be pledged by the holder to secure its obligations under a purchase contract.
•The type of underlying security, if any, that is pledged by the holder to secure its obligations under a purchase contract. Underlying securities may be debt securities, common stock, preferred stock, or other securities described in this prospectus or the applicable prospectus supplement.
•The terms of the pledge arrangement relating to any underlying securities, including the terms on which distributions or payments of interest and principal on any underlying securities will be retained by a collateral agent, delivered to Corebridge Parent or be distributed to the holder.
•The amount of the contract fee, if any, that may be payable by Corebridge Parent to the holder or by the holder to Corebridge Parent, the date or dates on which the contract fee will be payable and the extent to which Corebridge Parent or the holder, as applicable, may defer payment of the contract fee on those payment dates. The contract fee may be calculated as a percentage of the stated amount of the purchase contract or otherwise.
The descriptions of the purchase contracts and any applicable underlying security or pledge or depository arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements and are subject to and qualified in their entirety by reference to the terms and provisions of the purchase contract agreement, pledge agreement and deposit agreement, forms of which will be filed as exhibits to the registration statement of which this prospectus forms a part.

DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, Corebridge Parent may issue units comprising one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The prospectus supplement will describe:
•the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;
•a description of the terms of any unit agreement governing the units;
•a description of the provisions for the payment, settlement, transfer or exchange of the units; and
•whether the units will be issued in fully registered or global form.
The descriptions of the units and any applicable underlying security or pledge or depositary arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements and are subject to, and qualified in their entirety by reference to, the terms and provisions of the applicable agreements, forms of which will be filed as exhibits to the registration statement of which this prospectus forms a part.

PLAN OF DISTRIBUTION
We may sell securities from time to time in one or more transactions separately or as units with other securities. We may sell the securities of any series to or through agents, underwriters, dealers, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods. Corebridge Parent may issue securities as a dividend or distribution. In some cases, we or dealers acting with us or on behalf of us may also purchase securities and reoffer them to the public. We may also offer and sell, or agree to deliver, securities pursuant to, or in connection with, any option agreement or other contractual arrangement. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement. Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.
Agents whom we designate may solicit offers to purchase the securities.
•We will name any agent involved in offering or selling securities, and disclose any commissions that we will pay to the agent, in the applicable prospectus supplement.
•Unless we indicate otherwise in the applicable prospectus supplement, agents will act on a best efforts basis for the period of their appointment.
•Agents may be deemed to be underwriters under the Securities Act of any of the securities that they offer or sell.
We may use an underwriter or underwriters in the offer or sale of the securities.
•If we use an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of the securities.
•We will include the names of the managing underwriter or underwriters, as well as the names of any other underwriters, and the terms of the transactions, including the compensation the underwriters will receive, in the applicable prospectus supplement.
•Unless we indicate otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.
We may use a dealer to sell the securities.
•If we use a dealer, we, as principal, will sell the securities to the dealer.
•The dealer will then sell the securities to the public at varying prices that the dealer will determine at the time it sells the securities.
•We will include the name of the dealer and the terms of the transactions with the dealer in the applicable prospectus supplement.
We may solicit directly offers to purchase the securities, and we may directly sell the securities to institutional or other investors. We will describe the terms of direct sales in the applicable prospectus supplement.
We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act.
We may also offer and sell securities, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms referred to as remarketing firms, acting as principals for their own accounts or as our agents. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters under the Securities Act, in connection with the securities they remarket.

We may indemnify agents, underwriters, dealers and remarketing firms against certain liabilities, including liabilities under the Securities Act, and may agree to contribution with respect to such liabilities.
Agents, underwriters, dealers and remarketing firms, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of their business for which they will receive customary compensation.
We may authorize agents and underwriters to solicit offers by certain institutions to purchase the securities at the public offering price under delayed delivery contracts.
•If we use delayed delivery contracts, we will disclose that we are using them in the applicable prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.
•These delayed delivery contracts will be subject only to the conditions that we describe in the applicable prospectus supplement.
•We will describe in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive.
Until the distribution of the securities is completed, SEC rules may limit the ability of underwriters and other participants in the offering to bid for and purchase the securities. As an exception to these rules, the underwriters in certain circumstances are permitted to engage in certain transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they hold and must be closed out by purchasing those securities in the open market. Stabilizing transactions consist of various bids for or purchases made by the underwriters in the open market prior to the completion of an offering. The underwriters also may impose a penalty bid on certain underwriters. This occurs when a particular underwriter repays to the underwriting syndicate a portion of the underwriting discount received by it because the underwriting syndicate has repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters, as well as other purchases by the underwriters for their own account, may have the effect of preventing or retarding a decline in the market price of the securities, and may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.
We may loan or pledge securities to third parties that in turn may sell the securities using this prospectus and the applicable prospectus supplement or, if we default in the case of a pledge, may offer and sell the securities from time to time using this prospectus and the applicable prospectus supplement. Such third parties may transfer their short positions to investors in the securities or in connection with a concurrent offering of other securities offered by this prospectus and the applicable prospectus supplement or otherwise.
We may enter into derivative or other hedging transactions involving the securities with third parties, or sell securities not covered by the prospectus to third parties in privately-negotiated transactions. If we so indicate in the applicable prospectus supplement, in connection with those derivative transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions, or may lend securities in order to facilitate short sale transactions by others. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities and may use securities received from us in settlement of those derivative or hedging transactions to close out any related open borrowings of securities. The third party in such sale transactions may be an underwriter and may be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus is a part).

We may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through privately-negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated or fixed prices.
If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a member of the Financial Industry Regulatory Authority (“FINRA”) participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121 (or any successor rule).
We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our securities. In addition, we make no representation that the representatives of any underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

VALIDITY OF SECURITIES
The validity of any securities offered by this prospectus will be passed upon for us by Debevoise & Plimpton LLP, New York, New York.
EXPERTS
The financial statements incorporated in this prospectus by reference to Corebridge Financial, Inc.’s Current Report on Form 8-K dated June 5, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus and any accompanying prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all the information set forth in the registration statement and the exhibits thereto. Some items are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, reference is made to the registration statement and the exhibits filed therewith. Statements contained in this prospectus, any accompanying prospectus supplement and the documents incorporated or deemed to be incorporated by reference herein or therein as to the contents of any contract or other document referred to are not necessarily complete and in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference. The SEC maintains an internet site at http://www.sec.gov, from which interested persons can electronically access the registration statement, including the exhibits and any schedules thereto. Copies of the registration statement, including the exhibits and schedules thereto, are also available at your request, without charge, from:
Corebridge Financial, Inc.
28 Liberty Street
New York, New York 10005
Attention: Investor Relations
Tel: 1-877-375-2422
We are subject to the informational requirements of the Exchange Act and, accordingly, file annual reports containing financial statements audited by an independent registered public accounting firm, quarterly reports containing unaudited financial statements, current reports, proxy statements and other information with the SEC. You may inspect and copy these reports, proxy statements and other information without charge at the SEC’s website. You may also access, free of charge, our reports filed with the SEC (for example, our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K and any amendments to those forms) through our website (www.corebridgefinancial.com). Reports filed with or furnished to the SEC will be available as soon as reasonably practicable after they are filed with or furnished to the SEC. None of the information contained on, or that may be accessed through our websites or any other website identified herein is part of, or incorporated into, this prospectus. All website addresses in this prospectus are intended to be inactive textual references only.

INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this prospectus contain important information that you should read about us. The following documents are incorporated by reference into this prospectus:
•Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 24, 2023, including those portions of our proxy statement on Schedule 14A filed with the SEC on April 28, 2023 that are incorporated by reference in such Annual Report;
•Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023, and September 30, 2023 filed with the SEC on May 11, 2023, August 4, 2023, and November 3, 2023 respectively;
•Our Current Reports on Form 8-K, filed with the SEC on January 17, 2023, January 31, 2023, March 30, 2023, May 17, 2023, June 5, 2023, June 22, 2023, June 26, 2023, June 26, 2023, July 17, 2023, August 17, 2023, September 15, 2023, November 8, 2023 and November 30, 2023;
•The description of capital stock contained in the Registration Statement on Form 8-A, filed with the SEC on September 13, 2022, as supplemented by the “Description of Capital Stock” included in this prospectus; and
•All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, as amended (other than Current Reports on Form 8-K furnished under Items 2.02 and 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of Form 8-K and not specifically incorporated by reference), after the date of this prospectus until all the securities are sold or the applicable offering is otherwise terminated.
You should read the information relating to us in this prospectus and any accompanying prospectus supplement together with the information in the documents incorporated or deemed to be incorporated by reference herein. Nothing contained herein shall be deemed to incorporate information furnished to, but not filed with, the SEC.
Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
The documents incorporated by reference into this prospectus are also available on our website as provided under “Where You Can Find More Information.” Information contained on, or that can be accessed through, our website is not part of this prospectus, and you should not consider information on our website to be part of this prospectus unless specifically incorporated herein by reference. You may obtain copies of any or all of the documents incorporated by reference in this prospectus from us free of charge by requesting them in writing or by telephone at our address or from the SEC, in each case as provided under “Where You Can Find More Information.”

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Corebridge Financial, Inc.
            % Senior Notes due 20

PROSPECTUS SUPPLEMENT

BofA Securities	BNP PARIBAS	Citigroup

J.P. Morgan	RBC Capital Markets	Wells Fargo Securities
              , 2026